As Filed with the Securities and Exchange Commission on May 15, 1997


                       SECURITIES AND EXCHANGE COMMISSION
                             Washington, D.C. 20549

                                    FORM 10

                  GENERAL FORM FOR REGISTRATION OF SECURITIES

                      Pursuant to Section 12(b) or (g) of
                      The Securities Exchange Act of 1934

                             SELF CHANGE CORPORATION
                          (Formerly Slide Panel Corp.)

              DELAWARE                                      11-3331106
  --------------------------------                      ------------------
  (State or other  jurisdiction of                      (I.R.S.  Employer
    incorporation or organization)                      Identification No.)

      c/o Richard S. Lane. Esq.
   222 Old Country Road - 2nd Floor
        Mineola, N.Y.                                          11501
(Address of principal executive offices)                    (Zip Code)

      Registrant's telephone number, including area code is (516) 248-0858

       Securities to be registered pursuant to Section 12(b) of the Act:

    Title of each class                           Name of each exchange on which
    to be so registered                           each class is to be registered
    -------------------                           ------------------------------
           None                                                None


       Securities to be registered pursuant to Section 12(g) of the Act:

                          Common Stock $.001 Par Value
                                (Title of Class)

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                               TABLE OF CONTENTS

                                                                        Page No.

ITEM 1. BUSINESS.......................................................        2


ITEM 2. FINANCIAL INFORMATION..........................................        6

ITEM 4. SECURITY OWNERSHIP OF CERTAIN BENEFICIAL
        OWNERS AND MANAGEMENT..........................................        7

ITEM 5. DIRECTORS AND EXECUTIVE OFFICERS...............................        8

ITEM 6. EXECUTIVE COMPENSATION.........................................        8

ITEM 7. CERTAIN RELATIONSHIPS AND RELATED
        TRANSACTIONS...................................................        8

ITEM 8. LEGAL PROCEEDINGS..............................................        9

ITEM 9. MARKET PRICE OF AND DIVIDENDS ON THE
        REGISTRANT'S COMMON EQUITY AND RELATED
        STOCKHOLDERS MATTERS...........................................        9

ITEM 10.RECENT SALES OF THE UNREGISTERED SECURITIES....................        9

ITEM 11.DESCRIPTION OF REGISTRANT'S SECURITIES
        TO BE REGISTERED...............................................       10

ITEM 12.INDEMNIFICATION OF DIRECTORS AND OFFICERS......................       10

ITEM 13.FINANCIAL STATEMENTS AND SUPPLEMENTARY DATA....................       11

ITEM 14.CHANGES IN AND DISAGREEMENTS WITH ACCOUNTANTS
        ON ACCOUNTING AND FINANCIAL DISCLOSURE.........................       12

ITEM 15.FINANCIAL STATEMENTS AND EXHIBITS..............................       12

        SIGNATURE PAGE.................................................       14

ITEM 1. BUSINESS

General

        The Registrant was incorporated in the State of Delaware on February 28, 1995 as Slide Panel Corp. ("Slide Panel"). In an unrelated transaction, in March 1995, the principal shareholders of a company named Centracor Systems Corp. ("CSCO") sold their controlling share position. As the sale did not require that the assets of CSCO be included and as a principal shareholder of Registrant was also a principal shareholder of CSCO, he caused the CSCO assets to be transferred to Registrant for the benefit of the former shareholders of CSCO who, in consideration thereafter, received shares of Registrant (on a one-for-one basis) to reflect their undivided interest in such assets. In June 1995, a Form D was filed setting forth such exchange.

        Due to lack of financing, Registrant then became inactive until in June, 1996 a Mr. Reinhardt Stille acquired a controlling stock interest in Registrant from its principal shareholders. Thereafter, Registrant issued shares to a Mr. Patrick Tiraboschi and an amended Form D was filed in June 1996 to indicate a change of business purpose to the distribution of free-standing currency exchange machines. In August 1996, Registrant's Certificate of Incorporation was amended increasing its authorized shares to 50,000,000, $.OO1 par value, and changing its name to Self Change Corporation to reflect Registrant's then current business of distributing and installing free-standing automatic currency machines. These machines were created and designed specifically to satisfy the needs of and for installation in lobbies of hotels catering to international travelers.

     The new model is called SCANCHANGE-LOBBY which was manufactured by SCANMAD S.A.R.L. ("SCANMAD"), a French company formed in 1989 by Mr. Tiraboschi and in recent years hundreds have been installed throughout Europe. SCANMAD has its manufacturing and administrative offices in the South of France in Sophia-Antipolis. It employs approximately ten people and occupies approximately
3.000 square fee of combined office and manufacturing facilities.

     Registrant maintains and operates an office at 100 Park Avenue in New York City in which it has the availability of a private office, use of a reception facility, telephone operators, conference rooms and stenographic and typing services as required. Registrant has a General Operations Manager and a factory trained representative to supply technical support under the direction of the Manager.

Introduction

     Foreign exchange conversion has been a commercial enterprise for hundreds of years and practiced profitably. More recently, money-exchanging services have been provided by banks, foreign-exchange dealers and hotel front-desks. While each of the above service providers has particular advantages and disadvantages vis-a-vis their competition, all of them share one particular feature: lack of

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convenience for the individual  requiring a foreign exchange  conversion.  Banks are generally open for business during very limited hours and closed on weekends and holidays, foreign exchange dealers are by and large hard to find and work similar hours as banks. and hotel front-desks do in general limit themselves to half-a-dozen currencies only, with exchange rates that are not particularly tempting.

        Under  these  circumstances,   and  following  the  wide  acceptance  of
Automatic Teller Machines ("ATMs") by the public at large, a number of manufacturers began designing Automatic Currency Exchange Machines ("ACEMs") which allow the individual to exchange up to IO world currencies into one of the most widely-held monies such as the United States dollar, the Pound Sterling, the Deutschemark or the French franc. While not all manufacturers' efforts resulted in the production of a truly reliable Automatic Currency Exchange Machine, SCANMAD of Sophia-Antipoles (France) was particularly successful in designing a universally acceptable product, which is at present functioning at hundreds of locations throughout Europe.

        While originally designed for the banking world, with very similar features to the well-known ATMS, the SCANCHANGE-ACEM has more recently been re-designed to become an independent free-standing unit which does not require any wall-support because it is conceived along the lines of a free-standing safe containing all the electronic hardware and software to perform foreign currency exchanges. This unit is connected through armored cables to the power source (110-220 V-AC) and to a standard Personal Computer which monitors and controls the industrial computer inside the ACEM. This machine was created specifically to satisfy the needs of international Hotels and is therefore aptly named "SCANCHANGE-LOBBY".

        Following the presentation and enthusiastic reception of the "SCANCHANGE-LOBBY" at several U.S. and foreign Hospitality Fairs, the Management of Registrant obtained the exclusive rights to @install and operate "SCANCHANGE-LOBBY" machines in Hotels in the states of New York, New Jersey and Florida.

        Extensive studies by Registrant and SCANMAD have revealed that a large number of "SCANCHANGE-LOBBY" machines can be connected via the telephone network to a central monitoring Personal Computer ("PC"), located in a small office, where one highly qualified manager supervises and monitors the foreign exchange transactions performed automatically by a large number of machines in hotel lobbies. Once the machine's currency hopper, which normally contains U.S. $25,000 is near exhaustion. the manager requests a re-fill and simultaneous collection of the foreign exchange bought by the machine. This operation is performed by armed guard services, who collect and deliver currency directly to the purchasing Bank which also acts as a control point. In addition to a general manager, Registrant employs a factory-trained engineer to ensure a faultless operation of the installed machines.

     Initially, Registrant plans to operate in the New York City and New Jersey metropolitan areas and surrounding locations, including but not limited to Atlantic City, New Jersey. Taking into account the considerable leverage perceived by Management. it is their intention to restrict Registrant's capitalization to the minimum required to start operations profitably and to fund the Registrant's expansion from self-generated cash-flows and through an aggressive leasing program, for which a number of propositions have already been received. A recent market-survey performed by Management revealed the existence of some 120 ideal locations in the New York/New Jersey area for the installation of a "SCANCHANGE-LOBBY" machine.

        Following the installation of 120-ACEM's in the New York New Jersey area, Registrant plans to expand operation into Florida, where Management believes a similar potential exists in both the Fort Lauderdale area and @her North in the Orlando theme park area. Although the overall number of locations could well exceed the number of 120 for both areas combined, Management prefers to err on the conservative side and consequently the Florida expansion, included in the business plan, is based on that number.

        Following enthusiastic acceptance at numerous trade-fairs and actual performance in major European Hotels, Mr. Tiraboschi realized that a considerable potential existed for a distinct, U.S. based operating company which would install and exploit the use of "SCANCHANGE-LOBBY" machines in selected geographical areas of the United States and franchise similar operations in other areas. In view of the fact that Mr. Patrick Tiraboschi's family controls both SCANMAD S.A.R.L. and Registrant, the relationship between these two corporate entities is mutually supportive.

Meeting- Traveler's Needs

        The mission of Registrant is to provide the international traveler with an easy access to ACEMS. Based on the principle of "if you cannot come to see us, we will come to see you", Registrant seized on the opportunity created by the development of the "SCANCHANGE-LOBBY" machine, which brings currency conversion as close as possible to the traveler by being installed in the Hotel Lobby. Extensive market research has revealed that Hotel front-desk staff is generally much too busy with check-ins and check-outs, to properly look after the traveler in need for a quick currency exchange. Consequently, Hotel management has widely heralded the advent of the "SCANCHANGE-LOBBY" machine as a long awaited answer to their foreign currency conversion woes.

Markets

        In a wider sense any major world-class city containing a large number of International Hotels may be considered the Market" for Registrant which will he in a position to replicate its chain of "SCANCHANGE-LOBBY" machines operating in the United States, elsewhere throughout the world. However, from a practical point of view, Management thinks that operations outside the continental U.S.A. may become more difficult to control, and therefore Management believes that shareholders' interests are best served by implementing a franchising/licensing program as soon as practicable.

Competition

        Although to the best knowledge of Registrant there are no ACEMs in existence that match or exceed the specifications of the "SCANCHANGE-LOBBY" machine, there is no guarantee that other manufacturers of ACEMs may not decide to enter the markets selected by Registrant. In addition. Registrant will face competition from traditional foreign currency dealers, banks and others, which may decide to lower commissions charged and/or provide other "bundled" services in order to protect their territory.

        Notwithstanding the above, Registrant believes that being the first to offer the service described throughout this Form I 0 has definite competitive advantages, that the market targeted by the Registrant (i.e., a large number of relatively small transactions) is not the same as the market pursued by traditional service providers and finally, that the convenience factor is of major importance for the average traveler.

Short-Term and Medium-Term Strategies

     Registrant has set itself a short-term objective to build-up the New York/New Jersey business and the Florida operations within the first two years of existence. In addition, Registrant will grant licenses to franchisees and collect royalties therefrom in areas which Registrant deems non-strategic.


Financing- Requirements

     In order to implement its Business Plan as set forth herein, Registrant has
raised  U.S.  $966.750  privately.   There  are  at  present  20,000,000  shares
outstanding which are held as follows:

        Patrick Tiraboschi....................      10,200,000
        Reinhardt Stille......................       5,027,892
        Island and Coastal Minerals
        (Sierra Leone) Limited................       2,695,000
        Public Shareholders...................       2,077,108
                                                     ---------

        Total.................................      20,000,000

        Company Organization

PATRICK TIRABOSCHI (45) - PRESIDENT, C.E.O., CHAIRMAN OF THE BOARD

     Following formal studies in Nice (France), Mr. Tiraboschi spent several years in the United States in various Foreign Exchange operations, where he acquired the insight and the know-how of this industry. In 1989, Mr. Tiraboschi created SCANMAD S.A.R.L. in Sophia-Antipolis, Valbonne, France with the specific purpose of creating an Automatic Currency Exchange Machine that would rival or exceed the functionality of the widely known Automatic Teller Machines. SCANMAD S.A.R.L. has become an unqualified success in recent years, having already installed hundreds of machines throughout Europe.

REINHARDT STILLE (55) -VICE-PRESIDENT FINANCE. SECRETARY AND MEMBER OF THE BOARD

        Mr. Stille is a Canadian Certified General Accountant who articled with Price Waterhouse in Montreal and spent five years in an executive position with one of Canada's largest conglomerates. After a twenty-year career as an institutional stockbroker with Dean Witter Reynolds (Canada) Inc. and predecessor companies, Mr. Stille moved to Monaco in 1991 to pursue private interests in the areas of venture-capital, start-up companies and mergers with public companies.

Risk Factors

        Investment in any company at its initial stage of development involves a high degree of risk. Registrant has no trading nor operating history. Despite the enthusiastic reception by the targeted customer groups, i.e. large hotels in the United States and in Europe, the success of Registrant is dependent upon wide acceptance of its ACEMs installed in Hotel lobbies. In addition. Registrant depends at present on certain contractual and technological partnerships, which in the event of change, could significantly alter Registrant's business plan as described herein. Alternatively, and not withstanding the fact that the Company believes that it can compete effectively in its chosen market segment, present and future competition may have an adverse impact on future market share and overall growth prospects.

     In addition. the reader's attention is called upon the fact that Registrant depends and will continue to depend on the services of its senior officers and majority shareholders, Mr. Patrick Tiraboschi and Mr. Reinhardt Stille. Although Registrant will have appropriate service contracts with these individuals, the loss of the services of these executives could have a material adverse effect on Registrant's business and prospects. Furthermore. it should be noted that to date the Registrant has relied on financing provided by and secured through the efforts of its major shareholders. Notwithstanding the fact that such shareholders have made assurances to the effect that they will continue to so finance the Registrant privately until external financing becomes available, there is no guarantee that such financing will be timely and sufficient.

        While Registrant is at present not contemplating any external financing of a dilutive nature. no prediction can be made as to the effect, if any, that future sales of shares, options or warrants. or the availability of shares for future sales, will have on the market price of Registrant's common stock. Sales of substantial amounts of the common stock or the perception that such sales could occur. may adversely affect the prevailing market price of the common stock of Registrant.

     ITEM 2. FINANCIAL INFORMATION Management's Discussion and Analysis of Financial Condition and Results of 0perations

     The Registrant has had no operating revenues to date and has no trading Or operating history. To date, Registrant has relied on financing provided by and secured through the efforts of its major shareholders.

ITEM 4. SECURITY OWNERSHIP OF CERTAIN BENEFICIAL OWNERS AND MANAGEMENT.

        The following table sets forth certain information concerning the beneficial ownership of the Registrant's Common Stock by each Director, by all Directors and Officers as a group and by each person known to the Registrant to be the beneficial owner of more than 5% of the outstanding shares of the Registrant's Common Stock as of December 31, 1996. Unless otherwise indicated, each of the following persons has sole voting and investment power with respect to the shares which he beneficially owns.

                                             Amount & Nature
     Name and Address                         of Beneficial        Percentage of
    of Beneficial Owner                         Ownership              Class
    -------------------                         ---------              -----
Patrick Tiraboschi
President. C.E.0. and Director ...............  10,200,000             51.00%
Bastide Ste. Paul
Domaine du Vignal
06740 Chateauneuf De Grasse
France

Reinhardt Stille
Vice President Finance .......................
Secretary and Director .......................    5,027,892            15.14%
7 Avenue Princess Grace
98000. Monaco

Island and Coastal Minerals
(Sierra Leone) Limited .......................    2,695,000            13.48%
7 Avenue Krieg
1208, Geneva
Switzerland

All Directors and Officers as
a group (2 persons) ..........................   15,227,892            76.14%

ITEM 5. DIRECTORS AND EXECUTIVE OF OFFICERS

     The Directors and Executive Officers of the Registrant are as follows:

        Name                                     Age            Position
-------------------                              ---     ---------------------

Patrick Tiraboschi ..........................     45     President, C.E.O. and
  Chairman of the Board

Reinhardt Stille ............................     55     Vice President Finance,
  Secretary and Director

Richard S. Lane..............................     60     Director

        The Following information summarizes the business experience during, at least, the past five years of each Director:

        Patrick Tiraboschi, President, following formal studies in Nice (France), spent several years in the United States in various Foreign Exchange operations, where he acquired the insight and the know-how of this industry. In 1989, Mr. Tiraboschi created SCAN S.A.R.L. in Sophia Antipolls, Valbonne, France, with the specific purpose of creating an Automatic Currency Exchange Machine that would rival or exceed the functionality of the widely known Automatic Teller Machines. SCANMAD S.A.R.L. has become an unqualified success in recent years, having already installed hundreds of machines throughout Europe.

        Reinhardt Stille, Vice President Finance and Secretary, is a Canadian Certified General Accountant who articled with Price Waterhouse in Montreal and spent five years in an executive position with one of Canada' s largest conglomerates. After a twenty-year career as an institutional stockbroker with Dean Witter Reynolds (Canada) Inc. and predecessor companies, Mr. Stille moved to Monaco in 1991 to pursue private interests in the areas of venture-capital, start-up companies and mergers with public companies.

        Richard S. Lane, Director, is an attorney-at-law, duly admitted to practice in the State of New York where he has maintained an active practice in the area of corporate and securities law for more than twenty years.


ITEM 6. EXECUTIVE COMPENSATION

        No salaries were paid by Registrant during its fiscal year ended December 31, 1996. It is anticipated that commencing January 1, 1997 and through the fiscal year ended December 31, 1997. none of the officers or directors of the Registrant will receive cash and cash equivalent remuneration in excess of $60,000. No employees of the Registrant has a written employment contract with the

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

Registrant with the exception of Nicholas Alexander, Registrant's General Operations Manager Item 1. Business - General).

     AB of the officers and directors are reimbursed for out-of-pocket expenses incurred, in connection with the Registrant's business. So long as the expenses are incurred in connection with the Registrant's business are reasonable in amount and accounted for to the satisfaction of the Board of Directors, there is no set limitation on the amount of expenses which may be incurred.

     At the present time, the Registrant has no retirement, pension, profit sharing, stock option plan or other similar programs for the benefit of its employees. There are currently no outstanding options, warrants or rights granted to any director or officer of the Registrant.


ITEM 7. CERTAIN RELATIONSHIPS AND RELATED TRANSACTIONS

        Except as reported elsewhere herein, there are no transactions with management nor business relationships or transactions with promoters which are required to be reported under this items There is no indebtedness owed by management to the Registrant.


ITEM 8.  LEGAL PROCEEDINGS

     The Registrant is not a part to any material pending lawsuits. No lawsuits have been threatened and to the best of its knowledge, none are contemplated. No such proceedings are known by the Registrant to be contemplated by any governmental authority.


ITEM 9. MARKET PRICE OF AND DIVIDENDS ON THE REGISTRANT'S COMMON EQUITY AND RELATED-STOCKHOLDERS MATTERS

        As of the date hereof, the Registrant's common stock has not been listed for trading in the pink sheets" in the over-the-counter marked or on the NQB Bulletin Board as the Registrant has not yet selected an initial market maker.

        There are approximately 720 shareholders of record of the Common Stock of the Registrant as of December 31, 1996.

        There have been no dividends paid or declared during the existence of the Registrant and the Registrant believes there will be no dividends paid during the foreseeable future. The Board of Directors of the Registrant presently plans to retain the Registrant's earnings to finance the development and expansion of the Registrant's operations. Future dividend policy is subject to the discretion of the Board of Directors and will depend on a number of factors, including future earnings, capital requirements and the financial condition of the Registrant.

     The Registrant has outstanding  20,000,000 shares of Common Stock,  690,000 of which will be subject to resale under Rule 144 upon effectiveness of this Registration Statement on Form 10. Of the 20,000,000 shares held by existing shareholders, 1,195,000 shares are held by "affiliates" of the Registrant and 882,108 shares are held by non-affiliates who have held same in excess of years. In general, under Rule 144, shareholders, including affiliates. who have beneficially owned shares for at least two years will be entitled to sell within any three-month period a number of shares that does not exceed the greater of one percent of the Common Stock then outstanding or the average weekly trading volume in the over-the-counter marked during the four calendar weeks preceding the sale. A person owning restricted shares of an "affiliate" of the Registrant and who has beneficially owned his shares for at least three years would be entitled to sell such shares under Rule 144 without regard to the volume limitations.

        Although the Registrant is unable to predict when or to what extent any such securities will be sold through Rule 144 or otherwise, the public sale of large blocks of the Registrant's Common Stock could have a significant impact upon the market price of the Common Stock and upon the Registrant's ability to sell publicly, additional securities.


ITEM 10.  RECENT SALES OF THE UNREGISTERED SECURITIES

     The following sets forth recent sales through December 31, 1996:

        1. In August 1996, Registrant sold 6,567.892 shares of its Common Stock at par value to Patrick Tiraboschi in recognition for his efforts in causing his controlled company, SCANMAD S.A.R.L., to enter into a license agreement with Registrant and for entering into a licensing agreement between himself and Registrant (see Exhibits I0. I and 10.2 herein).

     2. In August 1996, Registrant sold 3,200,000 shares of its Common Stock at $0.10 per share to Reinhardt Stille for an aggregate amount of $320,000.00 to provide initial working capital.

     3. In September 1996, Registrant sold 2.350,000 shares of its Common Stock pursuant to Regulation S for $0.20 per share, for an aggregate amount of $470,000.00 to Island and Coastal Minerals (Sierra Leone) Limited, a British Virgin Islands corporation.

     4. In September 1996, Registrant sold 850.000 shares of its Common Stock pursuant to Regulation S for $0.20 per share, for an aggregate amount of $I70,000,00 to Panares Resources, Inc., a Panamanian corporation.

ITEM 11. DESCRIPTION OF REGISTRANT'S SECURITIES TO BE REGISTERED.

     The Registrant is authorized to issue 50,000,000 shares of Common Stock, $.OO1 par value,, of which 20,000,000 shares are currently outstanding. Holders of the Common Stock are entitled to one vote per share on matters to be voted upon by the stockholders, to receive dividends when and if declared by the Board



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

of Directors of the Registrant, and to share ratably in the assets of the Registrant legally available for distribution to stockholders in the event of liquidation or dissolution. The Common Stock has no preemptive rights and no subscription, redemption or conversion privileges. The Common Stock does not have cumulative voting rights, which means the holders or more than one-half of the shares voting for the election of directors can elect all of the directors. of the outstanding shares of Common Stock are fully paid and not liable for further can or assessment. There are no outstanding warrants or options for the purchase of any shares of the Registrant's Common Stock.

     Olde Monmouth Stock Transfer Company, Inc. at 77 Memorial Parkway, Suite 101, Atlantic Highlands, New Jersey 07716 is the registrar and transfer agent for its Common Stock.

ITEM 12.  INDEMNIFICATION OF DIRECTORS AND OFFICERS

        The Registrant's Certificate of Incorporation contains the following provision with respect to indemnification of officers and directors: "Directors of the Corporation shall not be liable to either the Corporation or its stockholders for monetary damages for breach of fiduciary duty -unless the breach involves (i) the Director's duty of loyalty to the Corporation or its stockholders; (ii) acts or omissions not in good faith or which involve intentional misconduct or knowing violations of law-, (iii) liability for unlawful payment of dividends or unlawful stock purchases or redemptions by the Corporation-, or (iv) a transfer from which the Director derived an improper personal benefit.

        Insofar as indemnification for liabilities arising under the Securities Act of 1933 may be permitted to directors, officers and controlling persons of the Registrant pursuant to the foregoing provisions, or otherwise, the Registrant has been advised that in the opinion of the Securities and Exchange Commission, such indemnification is against public policy as expressed in the Act and is. therefore, unenforceable. In the event that a claim for indemnification against such liabilities (other than the payment by the Registrant of expenses incurred or paid by a director, officer or controlling person of the Registrant in the successful defense of any action, suite or proceeding) is asserted by such director, officer or controlling person in connection with the securities being registered, the Registrant will, unless in the opinion of its counsel the matter has been settled by controlling precedent. submit to a court of Appropriate jurisdiction the question of whether such indemnification by it is against public policy as expressed in the Act and will be governed by the final adjudication of such issue.


ITEM 13. FINANCIAL STATEMENTS AND SUPPLEMENTARY DATA

        The financial statements and supplementary data for the Registrant are set forth following Item 15 hereof.

ITEM 14. DISAGREEMENTS WITH ACCOUNTANTS ON ACCOUNTING AND
FINANCIAL DISCLOSURE

        The Registrant has no disagreements with any accountants on accounting and financial disclosures to report under this item; nor has it ever had any disagreements.

ITEM 15. FINANCIAL STATEMENTS AND EXHIBITS

(a)  Financial Statements and Supplementary Data

     The following financial statements are presented for the Registrant for the ten month period from inception to Dec. 31, 1995 and for the year ended December 31, 1996 and for the two months ended August 31, 1996:

                                                                            Page
                                                                            ----
Auditor's Report .........................................................   F-1

Balance Sheet.............................................................   F-2

Statement of Operations...................................................   F-3

Statement of Changes in Shareholders' Equity..............................   F-4

Statement of Cash Flow ...................................................   F-5
Notes to Financial Statements.............................................   F-6

Auditor's Report .........................................................   F-9

Balance Sheet.............................................................  F-10

Statement of Changes in Shareholders' Equity..............................  F-11

Notes to Financial Statements.............................................  F-12

(b) Exhibits

Exhibit No.                        Description
-----------                        -----------
2           Purchase   Agreement  between   Reinhardt Stille And  the  principal
            shareholders of Slide Panel Corp.

3.1         Certificate of Incorporation and By-Laws.

3.2         Amended Certificate of Incorporation.

4.          Specimen Stock Certificate

10.1        Supply Agreement between Registrant and SCANMAD S.A.R.L.

10.2        License Agreement between Registrant and Patrick Tiraboschi.

10.3        Form of agreement between Registrant and hotels.

10.4        French Trademark Registration for SCANMAD S.A.R.L. name and logo.

10.5         Application for U.S. Trademark for SCANMAD S.A.R.L. name and logo.

11           See Financial Statement - Item 15(a) filed herewith.

SIGNATURES

        Pursuant to the requirements of Section 12 of the Securities and Exchange Act of 1934, the Registrant has duly caused this registration statement to be signed on its behalf by the undersigned, thereunto duly authorized.


                                                   SELF CHANGE CORPORATION
                                                   ----------------------------
                                                   (Registrant)


Date: January 13, 1997                           By:/s/ Patrick Tiraboschi
                                                    ----------------------------
                                                   PATRICK TIRABOSCHI, PRESIDENT

                            SELF CHANGE CORPORATION
                         (A DEVELOPMENT STAGE COMPANY)
                              FINANCIAL STATEMENTS
                           DECEMBER 31, 1996 AND 1995



                               TABLE OF CONTENTS


                                                                            PAGE
Independent Auditor's Report ...............................................   1
Balance Sheets .............................................................   2
Statements of Operations and Accumulated Deficit ...........................   3
Statements of Stockholders' Equity .........................................   4
Statements of Cash Flows ...................................................   5
Notes to Financial Statements .............................................. 6-8




                          J.T. SHULMAN & COMPANY, P.C.
                          CERTIFIED PUBLIC ACCOUNTANTS

                          J.T. SHULMAN & COMPANY, P.C.
                          CERTIFIED PUBLIC ACCOUNTANTS

ONE OLD COUNTRY ROAD                                         2020 PICO BOULEVARD
CARLE PLACE, NEW YORK 11514                       SANTA MONICA, CALIFORNIA 90405
TEL: (516) 877-5900                                          TEL: (213) 450-2868
FAX: (516) 877-5958                                          FAX: (213) 450-6787


                          INDEPENDENT AUDITORS' REPORT


To the Board of Directors and Stockholders
Self Change Corporation
New York, New York

We have audited the balance sheet of Self Change Corporation (a development stage company) as of December 31, 1996, and the related statements of operations, stockholders' equity and cash flows for the year then ended. These financial statements are the responsibility of the Company's management. our responsibility is to express an opinion on these financial statements based on our audit. The financial statements of Self Change Corporation as of December 31, 1995 and for the period from inception, (February 28, 1995) to December 31, 1995 were audited by other auditors, whose report dated July 1, 1996, expressed an unqualified opinion on those statements.

We conducted our audit in accordance with generally accepted auditing standards. Those standards require that we plan and perform the audit to obtain reasonable assurance about whether the financial statements are free of material misstatement. An audit includes examining, on a test basis, evidence supporting the amounts and disclosures in the financial statements. An audit also includes assessing the accounting principles used and significant estimates made by management, as well as evaluating the overall financial statement presentation. We believe that our audit provides a reasonable basis for our opinion.

In our opinion, the financial statements referred to above present fairly, in all material respects, the financial position of Self Change Corporation as of December 31, 1996, and the results of its operations and its cash flows for the year then ended in conformity with generally accepted accounting principles.




Carle Place, New York                       /s/ J.T. Shulman & Company, P.C.
February 12, 1997                               ----------------------------
                                                 J.T. Shulman & Company, P.C.

                            SELF CHANGE CORPORATION
                         (A DEVELOPMENT STAGE COMPANY)
                                 BALANCE SHEETS
                           DECEMBER 31, 1996 AND 1995



                                     ASSETS

                                                   1996             1995

CURRENT ASSETS:
Cash ...............................................      $301,217     $      --
Prepaid expenses ...................................         1,388            --
                                                          --------     ---------
        TOTAL CURRENT ASSETS .......................       302,605            --
                                                          --------     ---------
PROPERTY AND EQUIPMENT (Notes 1, 2 and 6) ..........       610,517            --
                                                          --------     ---------
OTHER ASSETS:
Intangible assets at amortized
        cost (Notes I and 3) .......................         7,013         7,132
Security deposits ..................................         5,795            --
                                                          --------     ---------
        TOTAL OTHER ASSETS .........................        12,808         7,132
                                                          --------     ---------
        TOTAL ASSETS ...............................      $925,930      $  7,132
                                                          ========     =========


LIABILITIES AND STOCKHOLDERS' EQUITY

CURRENT LIABILITIES:
Accounts payable and accrued expenses .............      $  41,387      $    100
Loans and exchanges ...............................            152            --
Loans from officers (Note 4) ......................         36,596            --
                                                          --------     ---------
        TOTAL LIABILITIES .........................         78,135           100
                                                          --------     ---------
COMMITMENTS (Note 5) ..............................             --            --

STOCKHOLDERS' EQUITY:
Capital stock (Note 3) ............................      $  20,000     $   7,032
Additional paid-in capital ........................        948,299            --
Deficit accumulated during the
        development stage .........................       (120,504)           --
                                                          --------     ---------
        TOTAL STOCKHOLDERS' EQUITY ................        847,795         7,032
                                                          --------     ---------
        TOTAL LIABILITIES AND STOCKHOLDERS
        EQUITY ....................................      $ 925,930     $   7,132
                                                          ========     =========

   The accompanying notes are an integral part of these financial statements.

                          J.T. SHULMAN & COMPANY, P.C.
                          CERTIFIED PUBLIC ACCOUNTANTS


                            SELF CHANGE CORPORATION
                         (A DEVELOPMENT STAGE COMPANY)
                            STATEMENTS OF OPERATIONS
                         FOR THE PERIOD FROM INCEPTION
                   (FEBRUARY 28, 1995) TO DECEMBER 31, 1995,
                    AND FOR THE YEAR ENDED DECEMBER 31, 1996


                                                             1996          1995
                                                        ------------    --------

REVENUES ........................................       $     2,620     $     --

COST OF SERVICES PROVIDED .......................             51107           --
                                                        ------------    --------
GROSS LOSS ......................................            (2,487)          --

SELLING, GENERAL AND ADMINISTRATIVE
        EXPENSES ................................          (118,017)
                                                        ------------    --------
NET LOSS ........................................       $  (120,504)    $
                                                        ------------    --------

NET LOSS PER COMMON SHARE (Note 7) ..............            $(.011)    $
                                                        ===========     ========

   The accompanying notes are an integral part of these financial statements.




                            SELF CHANGE CORPORATION
                         (A DEVELOPMENT STAGE COMPANY)
                       STATEMENTS OF STOCKHOLDERS' EQUITY
              FOR THE PERIOD FROM INCEPTION (FEBRUARY 28, 1995) To
           DECEMBER 31, 1995 AND FOR THE YEAR ENDED DECEMBER 31, 1996



                                                                            Additional
                                     Number        Par        Common          Paid-in           Accumulated       Stockholders'
                                   of Shares      Value        Stock          Capital             Deficit            Equity
                                   ---------      -----        -----          -------         --------------      ------------

Balance - February 28, 1995 ....        --           --           --               --                     --                --

Common stock issued on
        March 1, 1995 ..........   7,032,100         --        7,032               --                     --         $   7,032
                                  ----------       -----      -------        --------              ---------         ---------
Balance - December 31, 1995 ....   7,032,108                   7,032                                                     7,032

Common stock issued
        on August 14, 1996 .....   1,467,892       .001        1,468               --                     --             1,468

Common stock issued
        on August 27, 1996 .....   5,100,000        .00        5,100               --                     --             5,100

Common stock issued
        on August 28, 1996 .....   3,200,000        .00        3,200          316,800                     --           320,000

Costs associated to ............    the
        issuance of common stock          --         --           --           (5,301)                    --            (5,301)

Common stock issued
        on September 18, 1996 ..   2,350,000        .00        2,350          467,650                     --           470,000

Common stock issued
        on September 25, 1996 ..     850,000        .001         850          169,150                     --           170,000

Net loss .......................          --          --          --               --               (120,504)         (120,504)
                                  ----------       -----      -------        --------              ---------         ---------
Balance - December 31, 1996 ....  20,000,000       $.001      $20,000        $948,299              $(120,504)        $ 847,795
                                  ==========       =====      =======        ========              =========


   The accompanying notes are an integral part of these financial statements.

                          J.T. SHULMAN & COMPANY, P.C.
                          CERTIFIED PUBLIC ACCOUNTANTS


                            SELF CHANGE CORPORATION
                         (A DEVELOPMENT STAGE COMPANY)
                            STATEMENTS OF CASH FLOWS
              FOR THE PERIOD FROM INCEPTION (FEBRUARY 28, 19951 TO
           DECEMBER 31, 1995 AND FOR THE YEAR ENDED DECEMBER 31, 1996


        1996

CASH FLOWS FROM OPERATING ACTIVITIES:
Net loss .........................................    $(120,504)    $       --
Adjustments to reconcile net loss to net
        cash required by operating activities:
        Depreciation and amortization ............        2,541             --
        (Increase) decrease in:
        Prepaid expenses .........................       (1,388)            --
        Security deposits ........................       (5,795)            --
        Increase (decrease) in:
        Accounts payable .........................       41,287             --
        Loan and exchanges .......................          152             --
                                                      ---------        -------
        NET CASH REQUIRED BY OPERATING
        ACTIVITIES ...............................      (83,707)            --
                                                      ---------        -------
CASH FLOWS FROM INVESTING ACTIVITIES:
Acquisition of property and equipment ............      (612,939)           --
                                                      ---------        -------
CASH FLOWS FROM FINANCING ACTIVITIES:
Proceeds of loan from officers ...................       36,877             --
Proceeds from issuing common stock (net of
        stock issue costs of $5,301) .............      961,267             --
Debt reduction:
        Loan from officer ........................         (281)            --
                                                      ---------        -------
        NET CASH PROVIDED BY FINANCING
        ACTIVITIES ...............................      997,863             --
                                                      ---------        -------
NET INCREASE IN CASH .............................      301,217             --

CASH - BEGINNING .................................         --               --
                                                      ---------        -------
CASH - ENDING ....................................    $ 301,217        $    --
                                                      =========        =======

Non Cash Financing Transaction:

     On March 1, 1995 7,032,108 shares of common stock with a total par and fair market value of $7,032 were issued in exchange for payments of certain legal and formation expenses and the contribution to the Company of certain securities. (Note 3)


   The accompanying notes are an integral part of these financial statements.

                          J.T. SHULMAN & COMPANY, P.C.
                          CERTIFIED PUBLIC ACCOUNTANTS


                             SELF CHANGE CORPORATION
                         (A DEVELOPMENT STAGE COMPANY)
                         NOTES TO FINANCIAL STATEMENTS
                           DECEMBER 31, 1996 AND 1995


NOTE 1 - SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES

A)   ORGANIZATION AND--HISTORY

Self Change Corporation (the Company) was incorporated under the name of Slide Panel Corp. in the State of Delaware on February 28, 1995. Slide Panel Corp. was inactive until June of 1996 at which time controlling interest in the Company changed. In August, 1996, the Company changed its name to Self Change Corporation, which is reflective of its new business operations, the exchange of foreign currency through the use of automated machines. These machines are acquired from a foreign related entity owned by the majority stockholder and the trademark is licensed (See Note 5) from the majority stockholder of the Company. The machines are placed in lobbies of hotels catering to international travelers within the state of New York, and anticipated to be placed in New Jersey and Florida. Operating profits are derived from the fees associated to each currency exchange transaction processed.

B)   DEVELOPMENT STAGE

The Company was inactive from inception to June 1996. The Company has been in the development stage of its formation since June 1996 and did not realize initial revenues until December, 1996.

C)   PROPERTY AND EQUIPMENT

Property and equipment are stated at cost. Depreciation of equipment, furniture and fixtures is provided for over the three to seven year estimated useful lives of the assets on the straight-line method.

D)   ORGANIZATIONAL EXPENSES

The organizational expenses, which have been incurred in the formation of the Corporation are being amortized over a period of sixty months commencing with the month of December, 1996, the first month of business operations.

E)   USE OF ESTIMATES

The preparation of financial statements in conformity with generally accepted accounting principles requires management to make estimates and assumptions that affect the reported amounts of assets and liabilities and disclosure of contingent assets and liabilities at the date of the financial statements and the reported amounts of revenues and expenses during the report period. Actual results could differ from those estimates.

F)   INCOME TAXES

Income taxes are calculated using the liability method specified by Statement of Financial Accounting Standards No. 109 "Accounting for income Taxes."

                          J.T. SHULMAN & COMPANY, P.C.
                          CERTIFIED PUBLIC ACCOUNTANTS


                             SELF CHANGE CORPORATION
                          (A DEVELOPMENT STAGE COMPANY)
                          NOTES TO FINANCIAL STATEMENTS
                           DECEMBER 31, 1996 AND 1295


NOTE 2 - PROPERTY AND EQUIPMENT

Property and equipment consist of the following:

Furniture and fixtures ...................................            $   4,141
Equipment ................................................              608,798
                                                                      ---------
                                                                        612,939
Less: accumulated depreciation ...........................               (2,422)
                                                                      ---------
Net book value............................................            $ 610,517
                                                                      =========

Depreciation expense for the year ending December 31, 1996 was $2,422.

NOTE 3 - CAPITAL STOCK

In August, 1996, the Company increased the authorized number of shares of $.001 par value Common Stock to 50,000,000, with 20,000,000 shares issued and outstanding. The initial 7,032,108 shares of $.001 par value common stock were issued to the stockholders of record on March 2, 1995 at a value of $7,032, in exchange for funding certain legal and formation expenses and the contribution to the Company of certain securities. The securities acquired in this manner were deemed to have no ascertainable fair value and were distributed on June 14, 1996 to the benefit of stockholders in consideration for the funding of certain legal and other expenses.

NOTE 4 - LOANS FROM OFFICERS

Loans from officers are unsecured, non interest bearing and payable on demand.

 NOTE 5 - COMMITMENTS
The corporation has entered into a lease for the premises at 100 Park Avenue, New York, New York which commenced October 1, 1996 and provides for a base monthly rent of $1,990 until the expiration of the lease on September 30, 1997. The corporation has entered into various leases at hotels in New York for currency exchange machines. These lease commitments extend in length from three months to two years. Rent expense for the year ended December 31, 1996 was $15,220. As of December 31, 1996, approximate future minimum rental payments under the lease agreement are as follows:

      Year Ending
      December 31,
      ------------
        1997..................   $ 37,319
        1998..................      7,700
                                 --------
        Total.................   $ 45,010

                          J.T. SHULMAN & COMPANY, P.C.
                          CERTIFIED PUBLIC ACCOUNTANTS


                             SELF CHANGE CORPORATION
                         (A DEVELOPMENT STAGE COMPANY)
                          NOTES TO FINANCIAL STATEMENTS
                           DECEMBER 31, 1996 AND 1995


NOTE - 6 RELATED PARTY TRANSACTIONS

on September 2, 1996, the Company entered into a Supply Agreement for all of its Automated Foreign Currency Exchange Machines with SCANMAD S.A.R.L., a French corporation, wholly owned by the majority stockholder of the Company. The contract provides for a minimum order of $531,800 for which payment has been completed. The use of the equipment is subject to both a one year non-exclusive Software Licensing and Confidentiality Agreement and a Trademark Licensing Agreement. The contract provides territorial rights for installation of the machines in hotel lobbies in the states of New York, New Jersey and Florida, and is automatically renewed annually unless canceled by either party, and is further subject to such other terms and conditions as are specified in the contract.

On September 2, 1996, the Company entered into a non-exclusive and nontransferable License Agreement with the majority stockholder of the Company, who is the owner of the trademark and logo "Self Change Corporation". This trademark and logo is to be used by the Company in the promotion and advertising of its services in the permitted territory. The contract provides for the payment of a royalty fee to the licensor of 1% on gross fees earned from the operation of the machines in the territory (this fee is waived for the initial year of the contract) , is automatically renewed annually unless canceled by either party, and is further subject to such other terms and conditions as are specified in the contract.

NOTE 7 - LOSS PER COMMON SHARE

Loss per common share is based on the weighted average number of shares outstanding of 11,343,031 in 1996.

NOTE 8 - UNUSED OPERATING LOSS CARRYFORWARDS

The Company has available at December 31, 1996, $120,551 of unused operating loss carry forwards that may be applied against future taxable income and that expire in the year 2011.

No tax benefit has been reported in the 1996 financial statements, however, because the Company believes there is at least a 50% chance that the carryforward will expire unused. Accordingly, the tax benefit arising from the loss carryforward in the amount of $120,551 has been offset by a valuation allowance of the same amount.

NOTE 9 - CONCENTRATION OF CREDIT RISK

Financial instruments that potentially subject the Company to concentrations of credit risk consist principally of checking account balances, which from time to time may exceed the Federal Deposit Insurance Corporation's limit of $100,000.

                          J.T. SHULMAN & COMPANY, P.C.
                          CERTIFIED PUBLIC ACCOUNTANTS


                          INDEPENDENT AUDITOR'S REPORT



To the Board of Directors
and Stockholders
Slide Panel Corp.
Rochester, New York


     We have audited the accompanying balance sheet of Slide Panel Corp. (a Delaware Corporation) as of July 1, 1 996, and the related statement of stockholders' equity for the period February 28, 1 995 (date of inception) to July 1, 1996. These financial statements are the responsibility of the company's management. Our responsibility is to express an opinion on these financial statements based on our audit.

     We conducted our audit in accordance with generally accepted auditing standards. Those standards require that we plan and perform the audit to obtain reasonable assurance about whether the balance sheet and statement of stockholders' equity are free of material misstatement. An audit includes examining, on a test basis, evidence supporting the amounts and disclosures in the financial statements. An audit also includes assessing the accounting principles used and significant estimates made by management, as well as evaluating the overall presentation of the balance sheet and statement of stockholders' equity. We believe that our audit provides a reasonable basis for our opinion.

     In our opinion, the balance sheet and statement of stockholders' equity present fairly, in all material respects, the financial position of Slide Panel Corp. as of July 1, 1996, in conformity with generally accepted accounting principles.

/s/ Rotenberg & Company, LLP
-----------------------------
    Rotenberg & Company, LLP

Rochester, New York
July 1, 1996

                               SLIDE PANEL CORP.
                            (A Delaware Corporation)
                              Rochester, New York


                          BALANCE SHEET AT JULY 1, 1996


                                     ASSETS

Cash and Cash Equivalents ...................................            $    --
Accounts Receivable .........................................                 --
Marketable Securities .......................................                 --
Inventory ...................................................                 --
Organizational Expense ......................................              7,032
Start-Up Costs ..............................................                100
                                                                           -----
        Total Assets ........................................             $7,132
                                                                          ======

                      LIABILITIES AND STOCKHOLDERS' EQUITY

Liabilities
        Accounts Payable $ ...................................                --
        Accrued Expense ......................................                --
        Customer Deposits and Advances .......................                --
        Delaware Franchise Taxes Payable and Accrued .........               100
                                                                           -----
        Total Liabilities ....................................             $ 100
                                                                           -----
Stockholders' Equity
        Common Stock: $.001 Par; 20,000,000 Shares Authorized,
        7,032,108 Shares Issued and Outstanding ..............             7,032
        Additional Paid In Capital ...........................                --
        Retained Earnings ....................................                --
                                                                           -----
        Total Stockholders' Equity ...........................            $7,032
                                                                           -----
        Total Liabilities and Stockholders' Equity ...........            $7,132
                                                                          ======


     The accompanying notes are an integral part of this financial statement and should be read in conjunction therewith.




                               SLIDE PANEL CORP.
                            (A Delaware Corporation)
                              Rochester, New York

                STATEMENT OF STOCKHOLDERS' EQUITY FOR THE PERIOD
             FEBRUARY 28, 1995 (DATE OF INCEPTION) TO JULY 1, 1996

                                                                              Additional
                                         Number          Par        Common      Paid In    Retained    Stockholders'
                                       of Shares        Value        Stock      Capital    Earnings       Equity
                                       ---------        -----        -----      -------    --------       ------
Balance - February 28, 1995 ........          --      $    --       $    --      $   --     $    --     $     --
Common Stock Issued on March 2, 1995   7,032,108          .00         7,032          --          --         7,032
Net income for the Period
  February 28, 1995 to July 1, 1996           --           --            --          --          --            --
Distribution - June 14, 1996 .......          --           --            --          --          --            --
                                       ---------      -------       -------      ------     -------     ---------
Balance - July 1, 1996 .............   7,032,108      $  .001       $ 7,032      $   --     $    --     $   7,032
                                       =========      =======       =======      ======     =======     =========


    The accompanying notes are an integral part of this financial statement and should be read in conjunction therewith.

                               SLIDE PANEL CORP.
                            (A Delaware Corporation)
                              Rochester, New York


                         NOTES TO FINANCIAL STATEMENTS


Note A - Summary of Significant Accounting Policies

Method of Accounting

The corporation maintains its books and prepares its financial statements on the accrual basis of accounting.

Note B - Scope of Business

The corporation was formed on February 28, 1 995 under the laws of the State of Delaware. The corporation has been inactive since its formation and has never conducted any business.

Note C - Organizational Expenses

Organizational expenses represent management, consulting, legal, accounting, and filing fees, incurred to date in the formation of the corporation.

Note D - Delaware State Franchise Taxes Payable and Accrued

All corporations formed under Delaware state law, whether active or inactive, are subject to annual minimum Delaware State franchise taxes and filing fees. The corporation has provided for these costs for the period February 28, 1 995 through July 1 , 996 and are included in start-up costs.

Note E - Issuance of Common Stock

On March 2, 1 995, the corporation issued 7,032,1 08 shares of its common stock to Slide Holding Company (the former stockholders of Centracor Systems Corporation) in exchange for all of its assets for and in consideration of Slide Holding Company funding certain legal and other expenses of the corporation.

A summary of the assigned fair value of the assets received in exchange for the corporation's common stock follows:

Various Stock Securities .....................................            $ --
Organization Expenses of Forming,
  the Corporation (See Note C) ...............................             7,032
                                                                         -------
Total ........................................................           $ 7 032
                                                                         =======
Note F -        Distribution to Stockholders

On June 14, 1996, the corporation transferred all of its tangible assets (stock securities) to Sandy Holding Company for the benefit of stockholders of record as of June 30, 1995 for and in consideration of Sandy Holding Company funding certain legal and other expenses of the corporation. Said stock securities had no carrying value on the corporate books and had no ascertainable fair value at the date of the distribution.

                                   EXHIBIT 2

                   AGREEMENT FOR THE PURCHASE OF COMMON STOCK

     AGREEMENT, made this June 12, 1996, by and between the undersigned Shareholders of SLIDE PANEL CORP. ("SLIDE") and Reinhardt Stille or Assigns ("STILLE") is for the purpose of setting forth the terms and conditions upon which the Shareholders will sell to STILLE shares of SLIDE's common stock.

     The information contained in the outline pages preceeding this Agreement is part of and intended to be merged into and made a part of this Agreement.

     In consideration of the mutual promises, covenants, and representations contained herein, THE PARTIES HERETO AGREE AS FOLLOWS:

                                   ARTICLE I

                               SALE OF SECURITIES

     Subject to the terms and conditions of this Agreement, the Shareholders agree to sell, and STILLE agrees to purchase, 6,150,000 shares of the common stock of SLIDE for $30,000.00. The shares to be sold by each Shareholder and the consideration to be received by each Shareholders is reflected in the following table:

                                                 Shares            Consideration
Shareholder                                    to be sold         to be received
-----------                                    ----------         --------------
Livingston Realty .....................        1,279,944         $      6,135.00
Morris Diamond ........................        1,100,000                5,390.00
Shirley Diamond 1,200,000 .............                                 5,880.00
Tramdot Development Corp. .............        1,018,314                4,990.00
Southward Investments .................          861,742                4,223.00
Rose Merzel ...........................          345,000                1,691.00
Martin Osber ..........................          345,000                1,691.00

        Totals ........................        6,150,000         $     30,000.00


     Upon the execution of this Agreement, STILLE has tendered a check in the amount of $3,500 to the Shareholders. This amount will be applied as an irrevocable performance deposit and will be applied at closing towards the payment of the shares described above.

                                   ARTICLE II

                         REPRESENTATIONS AND WARRANTIES

     The Shareholders, jointly and severally, represent and warrant to STILLE the following:

     2.01 Organization. SLIDE is a corporation duly organized, validly existing, and in good standing under the laws of Delaware, has all necessary corporate powers to own properties and carry on a business, and is duly qualified to do business and is in good standing in Delaware. All actions taken by the Incorporators, Directors and/or shareholders of SLIDE have been valid and in accordance with the laws of the State of Delaware.

     2.02 Capital. The authorized capital stock of SLIDE consists of 20,000,000 shares of common stock, $0.001 par value, of which 7,032,108 shares are issued and outstanding. All outstanding shares are fully paid and non assessable, free of liens, encumbrances, options, restrictions and legal or equitable rights of others not a party to this Agreement. At closing, there will be no outstanding subscriptions, options, rights, warrants, convertible securities, or other agreements or commitments obligating SLIDE to issue or to transfer from treasury any additional shares of its capital stock. None of the outstanding shares of SLIDE are subject to any stock restriction agreements. There are approximately 715 bonafide shareholders of SLIDE. All of such shareholders have valid title to such shares and acquired their shares in a lawful transaction and in accordance with Delaware corporate law. At least 80% of such shareholders each own at least 100 shares of SLIDE's common stock.

     2.03 Financial Statements. Exhibit A to this Agreement includes the balance sheets of SLIDE as of December 31, 1995, and the related statements of income and retained earnings for the period then ended. The financial statements have been prepared in accordance with generally accepted accounting principles consistently followed by SLIDE throughout the periods indicated, and fairly present the financial position of SLIDE as of the date of the balance sheet included in the financial statements, and the results of its operations for the periods indicated.

     2.04 Absence of Changes. Since December 31, 1995, there has not been any change in the financial condition or operations of SLIDE, except changes in the ordinary course of business, which changes have not in the aggregate been materially adverse.

     2.05 Liabilities. SLIDE did not as of December 31, 1995 have any debt, liability, or obligation of any nature, whether accrued, absolute, contingent, or otherwise, and whether due or to become due, that is not reflected in SLIDE's balance sheet as of December 31, 1995. The Shareholders are not aware of any pending, threatened or asserted claims, lawsuits or contingencies involving SLIDE or its common stock. There is no dispute of any kind between SLIDE and any third party, and no such dispute will exist at the closing of this Agreement. At closing, SLIDE will be free from any and all liabilities, liens, claims and/or commitments.

     2.06 Tax Returns. Within the times and in the manner prescribed by law, SLIDE has filed all federal, state, and local tax returns required by law and has paid all taxes, assessments, and penalties due and payable. No federal income tax returns of SLIDE have been audited by the Internal Revenue Service. The provision for taxes, if any, reflected in SLIDE's balance sheet as of December 31, 1995, is adequate for any and all federal, state, county, and local taxes for the period ending on the date of that balance sheet and for all prior periods, whether or not disputed. There are no present disputes as to taxes of any nature payable by SLIDE.

     2.07 Ability to Carry Out Obligations. The Shareholders have the right, power, and authority to enter into, and perform their obligations under this Agreement. The execution and delivery of this Agreement by the Shareholders and the performance by the Shareholders of their obligations hereunder will not cause, constitute, or conflict with or result in (a) any breach or violation or any of the provisions of or constitute a default under any license, indenture, mortgage, charter, instrument, articles of incorporation, bylaw, or other agreement or instrument to which SLIDE or the Shareholders are a party, or by which they may be bound, nor will any consents or authorizations of any party other than those hereto be required, (b) an event that would cause SLIDE to be liable to any party, or (c) an event that would result in the creation or imposition of any lien, charge, or encumbrance on any asset of SLIDE or upon the securities of SLIDE to be acquired by STILLE.

     2.08 Full Disclosure. None of representations and warranties made by the Shareholders, or in any certificate or memorandum furnished or to be furnished by the Shareholders, or on their behalf, contains or will contain any untrue statement of a material fact, or omit any material fact the omission of which would be misleading.

     2.09 Contracts and Leases. SLIDE does not and has never carried on any business. SLIDE is not a party to any contract, agreement or lease. No person holds a power of attorney from SLIDE.

     2.10 Compliance with Laws. SLIDE has complied with, and is not in violation of any federal, state, or local statute, law, and/or regulation pertaining to SLIDE. SLIDE has complied with all federal and state securities laws in connection with the offer, sale and distribution of its securities. At the time SLIDE filed its Form D with the Securities and Exchange Commission, SLIDE was entitled to use the exemption provided by Section 504 of the Securities and Exchange Commission relative to the distribution of its shares or any other transaction described in such Form D.

     2.11 Litigation. SLIDE is not (and has not been) a party to any suit, action, arbitration, or legal, administrative, or other proceeding, or pending governmental investigation. To the best knowledge of the Shareholders, there is no basis for any such action or proceeding and no such action or proceeding is threatened against SLIDE. SLIDE is not subject to or in default with respect to any order, writ, injunction, or decree of any federal, state, local, or foreign court, department, agency, or instrumentality.

     2.12 Conduct of Business. Prior to the closing, SLIDE shall conduct its business in the normal course, and shall not (without the prior written approval of STILLE) (i) sell, pledge, or assign any assets (ii) amend its Articles of Incorporation or Bylaws, (iii) declare dividends, redeem or sell stock or other securities, (iv) incur any liabilities, (v) acquire or dispose of any assets, enter into any contract, guarantee obligations of any third party, or (vi) enter into any other transaction.

     2.13 Corporate Documents. Copies of each of the following documents, which are true, complete and correct in all material respects, will be attached to and made a part of this Agreement:

(i)     Articles of Incorporation;

(ii)    Bylaws;

(iii)   Minutes of Shareholders Meetings;

(iv)    Minutes of Directors Meetings;

(v) An Opinion Letter from our attorney attesting to the validity and condition of the Corporation

(vi)    List of Officers and Directors;

(vii)   List of Shareholders;

(viii)  Copy of Form D filed with Securities and Exchange Commission;

(ix) Balance Sheet as of December 31, 1995, together with other financial statements described in Section 2.03;

(x)     Secretary of State Filing Receipt;

(xi)    Copies of all federal and state income tax returns of SLIDE;

(xii)   Stock register and stock certificate records of SLIDE and a current,
        accurate list of SLIDE   shareholders;

(xiii)  A copy of Form M-11 filed with the State of New  York;

     2.14 Closing Documents. All minutes, consents or other documents pertaining to SLIDE to be delivered at closing shall be valid and in accordance with the laws of Delaware.

     2.15 Title. The Shareholders have good and marketable title to all of the securities to be sold to STILLE pursuant to this Agreement. The securities to be sold to STILLE will be, at closing, free and clear of all liens, security interests, pledges, charges, claims, encumbrances and restrictions of any kind. None of such Shares are or will be subject to any voting trust or agreement. No person holds or has the right to receive any proxy or similar instrument with respect to such shares. Except as provided in this Agreement, the Shareholders are not parties to any agreement which offers or grants to any person the right to purchase or acquire any of the securities to be sold to STILLE. There is no applicable local, state or federal law, rule, regulation, or decree which would, as a result of the purchase of the Shares by STILLE, impair, restrict or delay STILLE's voting rights with respect to the Shares.

                                  ARTICLE III

                               INVESTMENT INTENT

     STILLE agrees that the securities being acquired pursuant to this Agreement may be sold, pledged, assigned, hypothecated or otherwise transferred, with or without consideration ("Transfer") only pursuant to an effective registration statement under the Act, or pursuant to an exemption from registration under the Act, the availability of which is to be established to the satisfaction of SLIDE.

                                   ARTICLE IV

                                    CLOSING

     The closing of this transaction will occur when all of the documents and/or consideration described below have been delivered. Unless the closing of this transaction takes place on or before July 31, 1996, then either party may terminate this Agreement. If this Agreement is terminated due to the failure of the Shareholders to provide the documents specified below, then all consideration paid by STILLE shall be returned to STILLE. If this Agreement is terminated by the Shareholders due to the failure of STILLE to provide the consideration specified below, then all amounts previously paid by STILLE will be forfeited to the Shareholders and STILLE will have no further liability to the Shareholders. As part of the closing, the following documents, in form reasonably acceptable to counsel to the parties, shall be delivered:

By the Shareholders:

     A. A certificate or certificates for 6,150,000 shares of SLIDE's common stock, registered in the name of STILLE or Assigns.

     C. The resignation of all officers of SLIDE.

     D. A Board of Directors resolution appointing STILLE as a director of SLIDE.

     E. The resignation of all the directors of SLIDE, except STILLE, dated subsequent to the resolution described in D. above.

     F. Certified Audited financial statements of SLIDE, which shall include a balance sheet dated as of June 31, 1996 and statements of operations, stockholders' equity and cash flows for the twelve month period then ended.

     The financial statements of SLIDE shall be covered by a report of a certified public accountant. The accountant's report shall state that the accountant conducted his audit in accordance with generally accepted auditing standards, that his audit provided a reasonable basis for his opinion, and that in his opinion, the financial statements covered by the report present fairly, in all material respects, the financial position of SLIDE as of June 31, 1996, and the results of its operations and its cash flows for the twelve months ended June 31, 1996, in conformity with generally accepted accounting principles. Such report will not be qualified or limited in any respect.

     The accountant reporting on such financial statements will submit proof to STILLE, on or before closing, that the accountant has a standard professional liability policy (which provides coverage for the audit report on SLIDE's financial statements) with policy limits of at least $1,000,000 for each occurrence or claim.

     G. All of the business and corporate records of SLIDE, including but not limited to correspondence files, bank statements, checkbooks, savings account books, minutes of shareholder and directors meetings, financial statements, shareholder listings, stock transfer records, agreements and contracts.

     H. Such other minutes of STILLE's shareholders or directors as may reasonably be required by STILLE.

By STILLE:

     A. A check in the amount of $26,500.00, representing the balance of the payment due for the 6,150,000 shares of SLIDE's common stock.

                                    ARTICLE V

                                    REMEDIES

     5.01 Arbitration. Any controversy or claim arising out of, or relating to, this Agreement, or the making, performance, or interpretation thereof, shall be settled by arbitration in Rochester, New York in accordance with the Rules of the American Arbitration Association then existing, and judgment on the arbitration award may be entered in any court having jurisdiction over the subject matter of the controversy.

     5.02 Termination. In addition to any other remedies, STILLE may on or before the closing date terminate this Agreement, without liability except the loss of the non-refundable deposit or down payment.

     (i) If any bonafide action or proceeding shall be pending against the Shareholders or SLIDE on the closing date that could result in an unfavorable judgment, decree, or order that would prevent or make unlawful the carrying out of this Agreement or if any agency of the federal or of any state government shall have objected at or before the closing date to the acquisition of SLIDE's securities by STILLE or to any other action required by or in connection with this Agreement;

     (ii) If at the Closing SLIDE and/or the Shareholders failed to do all things required to be completed pursuant to the terms of this agreement

     5.03 Indemnification. The Shareholders, jointly and severally agree to indemnify STILLE against all actual losses, damages and expenses caused by (i) any material breach of this Agreement or any material misrepresentation of the Shareholders contained herein or (ii) any misstatement of a material fact or omission to state a material fact required to be stated herein or necessary to make the statements herein not misleading.

                                   ARTICLE VI

                                 MISCELLANEOUS

     6.01 Captions and Headings. The Article and paragraph headings throughout this Agreement are for convenience and reference only, and shall in no way be deemed to define, limit, or add to the meaning of any provision of this Agreement.

     6.02 No Oral Change. This Agreement and any provision hereof, may not be waived, changed, modified, or discharged orally, but only by an agreement in writing signed by the party against whom enforcement of any waiver, change, modification, or discharge is sought.

     6.03 Non Waiver. Except as otherwise expressly provided herein, no waiver of any covenant, condition, or provision of this Agreement shall be deemed to have been made unless expressly in writing and signed by the party against whom such waiver is charged; and (i) the failure of any party to insist in any one or more cases upon the performance of any of the provisions, covenants, or conditions of this Agreement or to exercise any option herein contained shall not be construed as a waiver or relinquishment for the future of any such provisions, covenants, or conditions, (ii) the acceptance of performance of anything required by this Agreement to be performed with knowledge of the breach or failure of a covenant, condition, or provision hereof shall not be deemed a waiver of such breach or failure, and (iii) no waiver by any party of one breach by another party shall be construed as a waiver with respect to any other or subsequent breach.

     6.04 Time of Essence. Time is of the essence of this Agreement and of each and every provision hereof.

     6.05 Entire Agreement. This Agreement contains the entire Agreement and understanding between the parties hereto, and supersedes all prior agreements and understandings.

     6.06 Counterparts. This Agreement may be executed simultaneously in one or more counterparts, each of which shall be deemed an original, but all of which together shall constitute one and the same instrument. Facsimile signatures will be acceptable to all parties.

     6.07 Notices. All notices, requests, demands, and other communications under this Agreement shall be in writing and shall be deemed to have been duly given on the date of service if served personally on the party to whom notice is to be given, or on the third day after mailing if mailed to the party to whom notice is to be given, by first class mail, registered or certified, postage prepaid, and properly addressed as follows:

The Shareholders:

               c/o Morris Diamond
               Southward Investments
               2541 Monroe Ave. Suite 301 Rochester, NY 14618

STILLE

               Reinhardt Stille or Assigns
               7 Avenue Princesse Grace
               98000 Monaco

     6.08 Binding Effect. This Agreement shall inure to and be binding upon the heirs, executors, personal representatives, successors and assigns of each of the parties to this Agreement.

     6.9 Effect of Closing, All representations, warranties, covenants, and agreements of the parties contained in this Agreement, or in any instrument, certificate, opinion, or other writing provided for in it, shall be true and correct as of the closing and shall survive the closing of this Agreement.

     6.10 Mutual Cooperation. The parties hereto shall cooperate with each other to achieve the purpose of this Agreement, and shall execute such other and further documents and take such other and further actions as may be necessary or convenient to effect the transaction described herein.

     6.11 The Buyer hereby acknowledges that with the expectation of those certificates to be issued to Buyer (or its nominee) hereunder and those to be retained by Sellers, no stock certificates have been issued to the other shareholders (a list of those entitled to same having been kept in book entry form). Buyer further acknowledges its obligation to prepare and issue certificates to the shareholders in the names and amounts appearing on the shareholders list to be given to Buyer at the Closing.

     AGREED AND ACCEPTED as of the date first above written.



/s/ Reinhardt Stille
-------------------------------
    Reinhardt Stille or Assigns

/s/ Morris Diamond
-------------------------------
    Livingston Reality
    Morris Diamond; President

/s/ Shirley Diamond
-------------------------------
    Tramdot Development Corp.
    Shirley Diamond: President

/s/ Morris Diamond
-------------------------------
    Southward Investment
    Morris Diamond: C.E.O.


/s/ Morris Diamond
-------------------------------
    Morris Diamond


/s/ Shirley Diamond
-------------------------------
    Shirley Diamond


/s/ Rose Morzel
-------------------------------
    Rose Merzel

/s/ Martin Osber
---------------------------
    Martin Osber

                                  EXHIBIT 3.1

                          CERTIFICATE OF INCORPORATION
                                       OF
                               Slide Panel Corp.

FIRST: The name of this corporation is Slide Panel Corp.

SECOND: Its registered office in the state of Delaware is to be located at Three Christina Centre, 201 N. Walnut Street, Wilmington DE 19801, New Castle County. The registered agent in charge thereof is The Company Corporation, address "same as above".

THIRD: The nature of the business and, the objects and purposes proposed to be transacted, promoted and carried on, are to do any or all things herein mentioned as fully and to the same extent as natural persons might or could do, and in any part of the world, viz: The purpose of the corporation is to engage in any lawful act or activity for which corporations may be organized under the General Corporation Law of Delaware.

FOURTH: The amount of the total authorized capital stock of this corporation is divided into 20,000,000 shares of stock at .0010 par value.

FIFTH: The name and mailing address of the incorporator is as follows:

Vanessa Foster,  Three  Christina  Centre,  201 N. Walnut Street;  Wilmington DE
19801

SIXTH: The Directors shall have power to make and to alter or amend the By-Laws; to fix the amount to be reserved as working capital, and to authorize the cause to be executed, mortgages and liens without limit as to the amount, upon the property and franchise of the Corporation. With the consent in writing, and pursuant to a vote of the holders of a majority of the capital stock issued and outstanding, the Directors shall have the authority to dispose, in any manner, of the whole property of this corporation. The By-Laws shall determine whether and to what extent the accounts and books of the corporation, or any of them shall be open to the Inspection of the stockholders; and no stockholder shall have any right of inspecting any account, or book or document of this Corporation, except as conferred by the law or the By-Laws, or by resolution of the stockholders. The stockholders and directors shall have power to hold their meetings and keep books, documents, and papers of the Corporation outside of the State of Delaware, at such places as may be from time to time designated by the By-Laws or by resolution of the stockholders or directors, except as otherwise required by the laws of Delaware. It is the intention that the objects, purposes and powers specified in the Third paragraph hereof shall, except where otherwise specified in said paragraph, be nowise limited or restricted by reference to or inference from the terms of any other clause or paragraph in this certificate of incorporation, that the objects, purposes and powers specified in the Third paragraph and in each of the clauses or paragraphs of this charter shall be regarded as independent objects, purposes and powers.

SEVENTH: Directors of the corporation shall not be liable to either the corporation or its stockholders for monetary damages for a breach of fiduciary duties unless the breach involves: (1) a director's duty of loyalty to the corporation or its stockholders; (2) acts or omissions not in good faith or which involve intentional misconduct or a knowing violation of law; (3) liability for unlawful payments of dividends or unlawful stock purchase or redemption by the corporation; or (4) a transaction from which the director derived an improper personal benefit.

I, THE UNDERSIGNED, for the purpose of forming a Corporation under the laws of the State of Delaware, do make, file and record this Certificate and do certify that the facts herein are true; and I have accordingly hereunto set my hand.

DATED:  February 28, 1995        /S/ Vanessa Foster
                                     -------------------
                                     Vanessa Foster

                                   BYLAWS OF
                               SLIDE PANEL CORP.

                               ARTICLE I--Offices

The principal office of the corporation shall be located in the State of New York in the County of Monroe. The corporation may have such other offices, either within or outside the state, as the Board of Directors may designate or as the business of the corporation may require from time to time. The registered office of the corporation may be, but need not be, identical with the principal office, and the address of the registered office may be changed from time to time by the Board of Directors.

                            ARTICLE II--Shareholders

Section 1. Annual Meeting. The annual meeting of the shareholders shall be held at 4:00 o'clock PM. on the Third Tuesday in the month of July in each year, beginning with the year 1995. If the day fixed for the annual meeting shall be a legal holiday, such meeting shall be held on the next succeeding business day.

Section 2. Special Meetings. Special meetings of the shareholders, for any purpose, unless otherwise prescribed by statute, may be called by the president or by the Board of Directors, and shall be called by the president at the request of the holders of not less than one-tenth of all the outstanding shares of the corporation entitled to vote at the meeting.

Section 3. Place of Meeting. The Board of Directors may designate any place as the place for any annual meeting or for any special meeting called by the Board of Directors. A waiver of notice signed by all shareholders entitled to vote at a meeting may designate any place as the place for such meeting. If no designation is made, or if a special meeting shall be called otherwise than by the Board, the place of meeting shall be the registered office of the corporation.

Section 4. Notice of Meeting. Written or printed notice stating the place, day and hour of the meeting, and, in case of a special meeting, the purposes for which the meeting is called, shall be delivered not less than ten nor more than fifty days before the date of the meeting, either personally or by mail, by or at the direction of the president, or the secretary, or the officer or persons calling the meeting, to each shareholder of record entitled to vote at such meeting, except that if the authorized capital stock is to be increased at least thirty days notice shall be given. If mailed, such notice shall be deemed to be delivered when deposited in the United States mail, addressed to the shareholder at his address as it appears on the stock transfer books of the corporation, with postage thereon prepaid. If requested by the person or persons lawfully calling such meeting, the secretary shall give notice thereof at corporate expense.

Section 5. Closing of Transfer Books or Fixing of Record Date. For the purpose of determining shareholders entitled to notice of or to vote at any meeting of shareholders or any adjournment thereof, or shareholders entitled to receive payment of any dividend, or in order to make a determination of shareholders for any other proper purpose, the Board of Directors may provide that the stock transfer books shall be closed for any stated period not exceeding fifty days. if the stock transfer books shall be closed for the purpose of determining shareholders entitled to notice of or to vote at a meeting of shareholders, such books shall be closed for at least ten days immediately preceding such meeting. In lieu of closing the stock transfer books the Board of Directors may fix in advance a date as the record date for any such determination of shareholders, such date in any case to be not more than fifty days, and, in case of a meeting of shareholders, not less than ten days prior to the date on which the particular action, requiring such determination of shareholders, is to be taken. If the stock transfer books are not closed and no record date is fixed for the determination of shareholders entitled to notice of or to vote at a meeting of shareholders, or shareholders entitled to receive payment of a dividend, the date on which notice of the meeting is mailed or the date on which the resolution of the Board of Directors declaring such dividend is adopted, as the case may be, shall be the record date for such determination of shareholders. When a determination of shareholders entitled to vote at any meeting of shareholders has been made as provided in this section, such determination shall apply to any adjournment thereof except where the determination has been made through the closing of the stock transfer books and the stated period of the closing has expired.

Section 6. Voting Lists. The officer or agent having charge of the stock transfer books for shares of the corporation shall make, at least ten days before each meeting of shareholders, a complete list of the shareholders entitled to vote at such meeting or any adjournment thereof, arranged in alphabetical order, with the address of and the number of shares held by each. For a period of ten days prior to such meeting, this list shall be kept on file at the principal office of the corporation and shall be subject to inspection by any shareholder at any time during usual business hours. Such list shall also be produced and kept open at the time and place of the meeting and shall be subject to the inspection of any shareholder during the whole time of the meeting. The original stock transfer books shall be prima facie evidence as to who are the shareholders entitled to examine such list or transfer books or to vote at any meeting of shareholders.

Section 7. Quorum. Fifty One Percent (51%) of the outstanding shares of the corporation entitled to vote, represented in person or by proxy, shall constitute a quorum at a meeting of shareholders. If less than a quorum of the outstanding shares are represented at a meeting, a majority of the shares so represented may adjourn the meeting from time to time without further notice. At such adjourned meeting at which a quorum shall be present or represented, any business may be transacted which might have been transacted at the meeting as originally notified. The shareholders present at a duly organized meeting may continue to transact business until adjournment, notwithstanding the withdrawal of enough shareholders to leave less than a quorum.

If a quorum is present, the affirmative vote of a majority of the shares represented at the meeting and entitled to vote on the subject matter shall be the act of the shareholders, unless the vote of a greater number or voting by classes is required by law or the articles of incorporation.

Section 8. Proxies. At all meetings of shareholders, a shareholder may vote by proxy executed in writing by the shareholder or his or her duly authorized attorney-in-fact. Such proxy shall be filed with the secretary of the corporation before or at the time of the meeting. No proxy shall be valid after eleven months from the date of its execution, unless otherwise provided in the proxy.

Section 9. Voting of Shares. Each outstanding share, regardless of class, shall be entitled to one vote, and each fractional share shall be entitled to a corresponding fractional vote on each matter submitted to a vote at a meeting of shareholders. Cumulative voting shall not be allowed.

Section 10. Voting of Shares by Certain Holders. Neither treasury shares, nor shares of its own stock held by the corporation in a fiduciary capacity, nor shares held by another corporation if a majority of the shares entitled to vote for the election of Directors of such other corporation is held by this corporation, shall be voted at any meeting or counted in determining the total number of outstanding shares at any given time.

Shares standing in the name of another corporation may be voted by such officer, agent or proxy as the bylaws of such corporation may prescribe or, in the absence of such provision, as the Board of Directors of such corporation may determine.

Shares held by an administrator, executor, guardian or conservator may be voted by him or her, either in person or by proxy, without a transfer of such shares into his or her name. Shares standing in the name of a trustee may be voted by him or her, either in person or by proxy, but no trustee shall be entitled to vote shares held by him or her without a transfer of such shares into his or her name.

Shares standing in the name of a receiver may be voted by such receiver, and shares held by or under the control of a receiver may be voted by such receiver without the transfer thereof into his or her name if authority to do so be contained in an appropriate order of the court by which such receiver was appointed.

A shareholder whose shares are pledged shall be entitled to vote such shares until the shares have been transferred into the name of the pledgee, and thereafter the pledgee shall be entitled to vote the shares so transferred.

Section 11. Informal Action by Shareholders. Any action required to be taken at a meeting of the shareholders, or any other action which may be taken at a meeting of the shareholders, may be taken without a meeting if a consent in writing, setting forth the action so taken, shall be signed by all of the shareholders entitled to vote with respect to the subject matter thereof. Such consent shall have the same force and effect as a unanimous vote of the shareholders.

                        ARTICLE III--Board of Directors

Section 1. General Powers. The business and affairs of the corporation shall be managed by its Board of Directors, except as otherwise provided by statute or the articles of incorporation.

Section 2. Number, Tenure and Qualifications. The number of Directors of the corporation shall be not less than three nor more than five, unless a lesser number is allowed by statute. Directors shall be elected at each annual meeting of shareholders. Each director shall hold office until the next annual meeting of shareholders and thereafter until his or her successor shall have been elected and qualified.

Directors  need  not  be  residents  of  this  state  or   shareholders  of  the
corporation. Directors shall be removable in the manner provided by statute.

Section 3. Vacancies. Any director may resign at any time by giving written notice to the president or to the secretary of the corporation. Any vacancy occurring in the Board of Directors may be filled by the affirmative vote of a majority of the remaining Directors though not less than a quorum. A director elected to fill a vacancy shall be elected for the unexpired term of his or her predecessor in office. Any Directorship to be filled by the affirmative vote of a majority of the Directors then in office or by an election at an annual meeting or at a special meeting of shareholders called for that purpose, and a director so chosen shall hold office for the term specified in Section 2 above.

Section 4. Regular Meetings. A regular meeting of the Board of Directors shall be held without other notice than this bylaw immediately after and at the same place as the annual meeting of shareholders. The Board of Directors may provide by resolution the time and place for the holding of additional regular meetings without other notice than such resolution.

Section 5. Special Meetings. Special meetings of the Board of Directors may be called by or at the request of the president or any two Directors. The person or persons authorized to call special meetings of the Board of Directors may fix any place as the place for holding any special meeting of the Board of Directors called by them.

Section 6. Notice. Notice of any special meeting shall be given at least seven days previous thereto by written notice delivered personally or mailed to each director at his or her business address, or by notice given at least two days previously by telegraph. If mailed, such notice shall be deemed to be delivered when deposited in the United States mail so addressed, with postage thereon prepaid. If notice be given by telegram, such notice shall be deemed to be delivered when the telegram is delivered to the telegraph company. Any director may waive notice of any meeting. The attendance of a director at a meeting shall constitute a waiver of notice of such meeting, except where a director attends a meeting for the express purpose of objecting to the transaction of any business because the meeting is not lawfully called or convened. Neither the business to be transacted at, nor the purpose of, any regular or special meeting of the Board of Directors need be specified in the notice of waiver of notice of such meeting.

Section 7. Quorum. A majority of the number of Directors fixed by Section 2 shall constitute a quorum for the transaction of business at any meeting of the Board of Directors, but if less than such majority is present at a meeting, a majority of the Directors present may adjourn the meeting from time to time without further notice.

Section 8. Manner of Acting. The act of the majority of the Directors present at a meeting at which a quorum is present shall be the act of the Board of Directors.

Section 9. Compensation. By resolution of the Board of Directors, any director may be paid any one or more of the following: expenses, if any, of attendance at meetings; a fixed sum for attendance at each meeting; or a stated salary as director. No such payment shall preclude any director from serving the corporation in any other capacity and receiving compensation therefor.

Section 10. Informal Action by Directors. Any action required or permitted to be taken at a meeting of the Directors may be taken without a meeting if a consent in writing, setting forth the action so taken, shall be signed by all of the Directors entitled to vote with respect to the subject matter thereof. Such consent shall have the same force and effect as a unanimous vote of the Directors.

ARTICLE IV--Officers and Agents

Section 1. General. The officers of the corporation shall be a president, one or more vice presidents, a secretary and a treasurer. The salaries of all the officers of the corporation shall be fixed by the Board of Directors.

One person may hold any two offices, except that no person may simultaneously hold the offices of president and secretary.

Section 2. Election and Term of Office. The officers of the corporation shall be elected by the Board of Directors annually at the first meeting of the Board held after each annual meeting of the shareholders.

Section 3. Removal. Any officer or agent may be removed by the Board of Directors whenever in its judgment the best interests of the corporation will be served thereby.

Section 4. Vacancies. A vacancy in any office, however occurring, may be filled by the Board of Directors for the unexpired portion of the term.

Section 5. President.  The president shall:

(a) subject to the direction and supervision of the Board of Directors, be the chief executive officer of the corporation; (b) shall have general and active control of its affairs and business and general supervision of its officers, agents and employees; and (c) the president shall have custody of the treasurer's bond, if any.

Section 6. Vice Presidents.  The vice presidents shall:

(a)     assist the president; and

(b) shall perform such duties as may be assigned to them by the president or by the Board of Directors.

Section 7. Secretary.  The secretary shall:

(a) keep the minutes of the proceedings of the shareholders and the Board of Directors;

(b) see that all notices are duly given in accordance with the provisions of these bylaws or as required by law;

(c) be custodian of the corporate records and of the seal of the corporation and affix the seal to all documents when authorized by the Board of Directors;

(d) keep at its registered office or principal place of business a record containing the names and addresses of all shareholders and the number and class of shares held by each, unless such a record shall be kept at the office of the corporation's transfer agent or registrar; (e) sign with the president, or a vice president, certificates for shares of the corporation, the issuance of which shall have been authorized by resolution of the Board of Directors; (f) have general charge of the stock transfer books of the corporation, unless the corporation has a transfer agent; and (g) in general, perform all duties incident to the office as secretary and such other duties as from time to time may be assigned to him or her by the president or by the Board of Directors.

Section 8. Treasurer.  The treasurer shall:

(a)     be the principal financial officer Fof the corporation;

(b) perform all other duties incident to the office of the treasurer and, upon request of the Board, shall make such reports to it as may be required at any time;

(c) be the principal  accounting  officer of the corporation;  and

(d) have such other powers and perform such other duties as may be from time to time prescribed by the Board of Directors or the president;

                                ARTICLE V--Stock

Section 1. Certificates. The shares of stock shall be represented by consecutively numbered certificates signed in the name of the corporation by its president or a vice president and the secretary, and shall be sealed with the seal of the corporation, or with a facsimile thereof. No certificate shall be issued until the shares represented thereby are fully paid.

Section 2. Consideration for Shares. Shares shall be issued for such consideration, expressed in dollars (but not less than the par value thereof, if any) as shall be fixed from time to time by the Board of Directors. Such consideration may consist, in whole or in part of money, other property, tangible or intangible, or in labor or services actually performed for the corporation, but neither promissory notes nor future services shall constitute payment or part payment for shares.

Section 3. Transfer of Shares. Upon surrender to the corporation or to a transfer agent of the corporation of a certificate of stock duly endorsed or accompanied by proper evidence of succession, assignment or authority to transfer, and such documentary stamps as may be required by law, it shall be the duty of the corporation to issue a new certificate to the person entitled thereto, and cancel the old certificate. Every such transfer of stock shall be entered on the stock book of the corporation which shall be kept at its principal office, or by its registrar duly appointed.

Section 4. Transfer Agents, Registrars and Paying Agents. The Board may at its discretion appoint one or more transfer agents, registrars and agents for making payment upon any class of stock, bond, debenture or other security of the corporation.

             ARTICLE VI--Indemnification of Officers and Directors

Each director and officer of this corporation shall be indemnified by the corporation against all costs and expenses actually and necessarily incurred by him or her in connection with the defense of any action, suit or proceeding in which he or she may be involved or to which he or she may be made a party by reason of his or her being or having been such director or officer, except in relation to matters as to which he or she shall be finally adjudged in such action, suit or proceeding to be liable for negligence or misconduct in the performance of duty.

ARTICLE VII--Miscellaneous

Section 1. Waivers of Notice. Whenever notice is required by law, by the articles of incorporation or by these bylaws, a waiver thereof in writing signed by the director, shareholder or other person entitled to said notice, whether before or after the time stated therein, or his or her appearance at such meeting in person or (in the case of a shareholders' meeting) by proxy, shall be equivalent to such notice.

Section 2. Seal. The corporate seal of the corporation shall be in the form impressed on the margin hereof.

Section 3. Fiscal Year. The fiscal year of the corporation shall be as established by the Board of Directors.

Section 4. Amendments. The Board of Directors shall have power to make, amend and repeal the bylaws of the corporation at any regular meeting of the Board or at any special meeting called for the purpose.



APPROVED:                                          /s/ Morris Diamond
DATED: March 1, 1995                               -----------------------------
                                                       Morris Diamond, Director

                                                   /s/ Shirley Diamond
                                                   -----------------------------
                                                       Shirley Diamond, Director



                                                    /s/ Suzaine Waxby
                                                    ----------------------------
                                                        Suzaine Waxby, Director

                                   EXIBIT 3.2

 STATE OF DELAWARE
SECRETARY OF STATE
DIVISIONS OF CORPORATIONS
FILED 09:00 AM 08/27/1996
960250103 - 2483512

                            CERTIFICATE OF AMENDMENT
                        OF CERTIFICATE OF INCORPORATION

SLIDE PANEL CORP., a corporation organized and existing under and by virtue of the General Corporation Law of the State of Delaware, does hereby certify:

FIRST: That at a meeting of the Board of Directors of Slide Panel Corp.; resolutions were duly adopted setting forth proposed amendments of the Certificate of Incorporation of said corporation, declaring said amendments to be advisable and calling a meeting of the stockholders of said corporation for consideration thereof. The resolutions setting forth the proposed amendments are as follows:

RESOLVED, that the Certificate of Incorporation of this corporation be amended by changing the Article thereof numbered "FIRST" so that, as amended said Article shall be and read as follows:

"FIRST: The name of this corporation is SELF CHANGE CORPORATION."

RESOLVED, that the Certificate of Incorporation of this corporation be amended by changing the Article thereof numbered "FOURTH" so that as amended said Article shall be read as follows:

"FOURTH: The amount of the total authorized reported stock of this corporation is divided into 50,000,000 shares of stock at $.001 par value."

SECOND: That thereafter, pursuant to resolution of its Board of Directors, a special meeting of the stockholders of said corporation was duly called and held, upon notice in accordance with Section 222 of the General Corporation Law of the State of Delaware at which meeting of the necessary number of shares as required by statue were voted in favor of the amendment.

THIRD:  That said amendment as duly adopted in accordance with the provisions of
Section 242 of the General Corporation Law of the State of Delaware.

FOURTH: That the capital of said corporation shall not be reduced under or by reason of said amendment.

IN WITNESS WHEREOF, said corporation has caused its corporate seal to be hereunto affixed and this certificate to be signed by

RICHARD S. LANE its President and by RICHARD S. LANE, its Secretary, this 21st day of August 1996.

/s/ Richard Lane
---------------------
Richard Lane, President



/s/ Richard Lane
------------------------
Richard Lane, Secretary

                                   EXHIBIT 4

NUMBER                                                                    SHARES
SC 0035

                            SELF CHANGE CORPORATION
              INCORPORATED UNDER THE LAWS OF THE STATE OF DELAWARE
COMMON STOCK                                                   CUSIP 81631N 10 6
                              THIS CERTIFIED THAT:


is owner of

     FULLY PAID AND NON-ASSESSABLE SHARES OF COMMON STOCK, $.001 PAR VALUE,
                           OF SELF CHANGE CORPORATION


Transferable on the books of the Corporation in person or by attorney upon surrender of this certificate duly endorsed or assigned. This certificate and the shares represented hereby are subject to the laws of the State of Delaware, and to the Certificate of Incorporation and Bylaws of the Corporation, as now or hereafter amended. This certificate is not valid until countersigned by the Transfer Agent.

Witness the facsimile seal of the Corporation and the Facsimile signatures of its duly authorized officers.

Dated:  Countersigned:

/s/ Bill S. Lane
----------------------
Bill S. Lane, Secretary

(seal)

The following abbreviations, when used in the inscription on the face of the certificate, shall be construed as though they were written out in full according to application laws or regulations:

TEN COM - as tenants in common                UNIF GIFT MIN ACT -      Custodian
TEN ENT - as tenants by the entireties                     (Cust)  (Minor)
JT TEN - as joint tenants with right of            under Uniform gifts to Minors
survivorship and not as tenants in common                        Act
        (state)

Additional abbreviations may also be used though not in the above list.

For value received, _____________________ hereby sells, assign and transfer unto please insert social security or other identifying number of assignee

______________Shares of the stock represented by the within Certificate,  and do
hereby  irrevocably  constitute  and   appoint......................Attorney  to
transfer the said stock on the books of the within named Corporation with full power of substitution in the premises. Dated______________


NOTICE: THE SIGNATURE TO THIS ASSIGNMENT MUST CORRESPOND WITH THE NAME AS WRITTEN UPON THE FACE OF THE CERTIFICATE IN EVERY PARTICULAR, WITHOUT ALTERATION OR ENLARGEMENT OR ANY CHANGE WHATSOEVER.

THE CORPORATION WILL FURNISH TO ANY STOCKHOLDER, UPON REQUEST AND WITHOUT CHARGE, A FULL STATEMENT OF THE DESIGNATIONS, RELATIVE RIGHTS, PREFERENCES AND LIMITATIONS OF THE SHARES OF EACH CLASS AND SERIES AUTHORIZED TO BE ISSUED, SO FAR AS THE SAME HAVE BEEN DETERMINED, AND OF THE AUTHORITY, IF ANY, OF THE BOARD TO DIVIDE THE SHARES INTO CLASSES OR SERIES AND TO DETERMINE AND CHANGE THE RELATIVE RIGHTS, PREFERENCES AND LIMITATIONS OF ANY CLASS OR SERIES. SUCH REQUEST MAY BE MADE TO THE SECRETARY OF THE CORPORATION OR TO THE TRANSFER AGENT NAMED ON THIS CERTIFICATE.

THE SIGNATURE TO THE ASSIGNMENT MUST CORRESPOND TO THE NAME AS WRITTEN UPON THE FACE OF THIS CERTIFICATE IN EVERY PARTICULAR, WITHOUT ALTERATION OR ENLARGEMENT OR ANY CHANGE WHATSOEVER, AND MUST BE GUARANTEED BY A COMMERCIAL BANK OR TRUST COMPANY OR A MEMBER FIRM OF A NATIONAL OR REGIONAL OR OTHER RECOGNIZED STOCK EXCHANGE IN CONFORMANCE WITH A SIGNATURE GUARANTEE MEDALLION PROGRAM.

                                  EXHIBIT 10.1

                                SUPPLY AGREEMENT


     This Agreement, made on the 2 day of September 1996, by and between SCANMAD S.A.R.L., a French corporation having its principal place of business at Les Espaces de Sophia, Multiservices M2, 80, Route des Lucioles, Sophia Antipolis 06560, Valbonne, France (Scanmad") and SELF CHANGE CORPORATION, a Delaware corporation having its principal place of business at 100 Park Avenue, Suite 1622, New York, New York 10017 ("Self Change").

                                  WITNESSETH:

     WHEREAS, Scanmad develops, manufactures, markets, sells and distributes automatic currency exchange machines known as SCANCHANGE LOBBY"' ACEMs (the "Products"); and

     WHEREAS, Scanmad desires to sell the Products to Self Change, and Self Change desires to purchase the Products from Scanmad, on the terms and conditions herein set forth;

     NOW, THEREFORE, in consideration of the mutual covenants and premises contained herein, the parties hereto agree as follows:

                                   ARTICLE 1

                                  Definitions

        For the purposes of this Agreement, the terms set Forth below shall have the following meanings:

        "Control" shall mean, with respect to any corporation, either ownership at the relevant time of shares of such corporation carrying more than fifty percent 50% of the exercisable voting rights attached to all outstanding shares of such corporation or the ownership at the relevant time of a sufficient number of shares of such corporation so as to have sufficient votes to elect a majority of the directors of such corporation.

         "Event" shall have the meaning set forth in Article X hereof

"License Agreement" shall mean that certain Software License and Confidentiality Agreement dated September 2, 1996 between Scanmad and Self Change, a copy of which is attached hereto as Exhibit A.

        "Products" shall mean the products listed on Exhibit B hereto, as the same may be amended from time to time, and all related spare and replacement parts, software and manuals.

        "Territory" shall mean hotels located within the States of New York, New Jersey and Florida.

        "Trademarks" shall mean the trademarks, logos and logotypes listed on Exhibit C hereto, as the same may be amended from time to time.

                                   ARTICLE II

                         Purchase - Sale - Obligations

     2-1 Subject to the terms and conditions of this Agreement and performance by the parties under The License Agreement, Scanmad agrees to sell to Self Change, and Self Change agrees to buy from Scanmad, all of Self Change's requirements of Products during the term of this Agreement.

     2.2 Self Change agrees that it will buy its entire requirements of Products solely from Scanmad. Self Change further agrees that during the term hereof it will not purchase, use or otherwise deal in products or equipment which compete with the Products.

     2.3 The Products shall be manufactured by Scanmad or any contractor, licensee, or franchisee of its choice, at Scanmad's sole discretion.

        2.4 Scanmad hereby grants to Self Change the non-exclusive right and license to use the trademarks in connection with the advertising, distribution, sale and use of the Products in the Territory. This right and license shall be strictly conterminous with this Agreement and incidental thereto. Self Change agrees to use and resell the Products only under such Trademarks and not to remove, obscure or alter, in any manner, such Trademarks or any other identifying marks on any of the Products nor to add any trademark or logo thereon without the prior written consent of Scanmad.

     2.5 The sale and use of the Products is subject to the terms and conditions set forth in the License Agreement.

     2.6 Scanmad agrees that during the term of this Agreement, it will not sell, distribute, or `License the Products to any party other than Self Change within the Territory.

     2.7 Self Change agrees not to, directly or indirectly, use any Products outside the Territory or sell or supply any Products to any person, firm or entity outside the Territory.

     2.8 Upon execution of this Agreement, Self Change shall order from Scanmad the Products set forth in Exhibit D hereto. Scanmad shall accept such order within one week following the execution of this Agreement and the sale of such Products shall be made pursuant to the terms and conditions hereof


                                  ARTICLE III

                         Forecast - Orders - Acceptance


     3.1 Forecast

     Every four (4) months, and for the first time on December 1, 1996, Self Change shall send Scanmad a running forecast of the orders for the next following four (4) months.

     3.2 Orders - Acceptance

     Orders for the Products shall be placed by telex or fax transmission to Scanmad. Orders shall be accepted by Scanmad by telex or @ax to Self Change of a proforma invoice for the Products to be sold.


                                   ARTICLE IV

                        Delivery - Title - Risk of Loss

     4.1 Delivery

     Scanmad shall deliver the Products F.O.B. - Ex Works - Valbonne (France). All transportation, insurance and customs clearance shall be the sole and exclusive responsibility of Self Change, who shall alone bear the cost of the same. Delivery dates are approximate and are based upon prompt receipt by Scanmad of all necessary information. Scanmad shall use commercially reasonable efforts to deliver the Products within ninety (90) days of acceptance of the order but shall not be liable for delays in delivery. If delivery of the Products is delayed or postponed by Self Change for any reason, Self Change shall arrange for storage of the Products and Self Change shall assume the risk of loss of, or damage to, such Products and shall be responsible for any charge in connection with storage and reconditioning.

     4.2 Security Interest

     Title to the Products sold hereunder shall remain with Scanmad until all payments hereunder (including deferred payments whether evidenced by notes or otherwise) shall have been made in full in cash. Scanmad shall retain a security interest in the Products and the proceeds thereof as security for Self Change's performance of its obligations hereunder. Self Change agrees that, at Scanmad's request, it shall promptly execute and deliver to Scanmad financing statements and any other documents necessary to create, perfect, preserve or enforce such security interest.

     4.3 Rick of Loss

     The Products are sold F.O.B. - Ex Works - Valbonne (France), Risk of loss shall pass to Self Change when Scanmad completes its performance with respect to delivery of the Products.


                                   ARTICLE V

                             Price - Payment - Taxes


     5.1 Price

     The purchase price shall be equal to the price specified on Scanmad's Price List F.O.B. - Ex Works - VaIbonne (France) annexed hereto as Exhibit D and made a part hereof and any revisions thereof in effect on the date Self Change sends the purchase order. Scanmad reserve the right to change prices at any time; provided, however, that Scanmad shall give notice of any price change to Self Change no later than fifteen (15) days prior to the effective date of such change.

5.2.    Payment

     Payment for Products shall be made as follows- (i) Fifty percent of the aggregate purchase price of the Products ordered, upon placing the purchase order, and (ii) payment of the balance of fifty percent (50%) upon receipt of Scanmad's notice that the Products are ready for shipment. All payments pursuant to this agreement shall be made by wire transfer to the bank account designated by Scanmad from time to time.

     A finance charge of one and one-half percent (1.5 %) per month (equivalent to eighteen percent (18 %) per annum) will be charged on all past due balances. If Self Change's financial responsibility shall become unsatisfactory to Scanmad at any, time, Scanmad shall have the right, in addition to other rights it may have, to require full payment in cash or satisfactory security in advance of future deliveries or for Products theretofore delivered. In case any payment shall not be made when due, Scanmad shall have the right, among other remedies, to suspend further deliveries hereunder, or to alter payment terms. Approval of credit for one or more deliveries shall not be deemed a waiver of this provision.

     5.3 Taxes

     Unless otherwise indicated herein, all prices are exclusive of any applicable federal, state or local duty, sales, use, excise or other similar taxes applicable to the manufacture, sale, use, import or export of any Products ordered by Self Change. All such taxes shall be for Self Change's account and shall be paid directly by Self Change to the governmental authority concerned. If Scanmad is required by law or otherwise to pay any such duty, tax, fine, penalty or assessment in the first instance, or as a result of Self Change's failure to comply with any applicable laws or regulations governing the payment of such levies by Self Change, the amount of any payments so made by Scanmad shall be reimbursed by Self Change to Scanmad upon submission of Scanmad's invoices therefore.


                                   ARTICLE VI

                               Term - Termination

     6.1 Term

     The term of this Agreement, unless sooner terminated as hereafter provided, shall be for a period of one (1) year commencing on the date hereof and continuing until the first anniversary of the date hereof and shall then be automatically renewed for additional, successive one-year periods until terminated by either party by giving the other party a written notice of termination at least ninety (90) days prior to the expiration of the initial term or any renewal period.

     6.2 Termination

     (a) Scanmad shall have the right to terminate this Agreement with immediate effect if

     (i) Self Change fails to pay any amount due under this Agreement within seven (7) business days after the date on which such amount is first due or falls to cure to Scanmad's reasonable satisfaction any other material breach or violation of this Agreement within thirty (30) days after Scanmad has given Self Change written notice thereof,

     (ii) Any action is taken to dissolve, liquidate or wind up Self Change,

     (iii) There is a change, directly or indirectly, in the control of Self Change;

     (iv) The License Agreement is terminated for any reason;

(v) Self Change makes an assignment for the benefit of creditors, files a petition in bankruptcy, is adjudicated bankrupt or insolvent, petitions or applies for a receiver or a trustee, or has any proceedings commenced against it under any statute or regulation providing for reorganization, arrangement, readjustment of debt, dissolution or liquidation and which remain undischarged for a period of sixty (60) days;


     (b) Self Change shall have the right to terminate this Agreement with immediate effect if:

     (i) Scanmad fails to cure to Self Change's reasonable satisfaction any other material breach or violation of this Agreement within thirty (30) days after Self Change has given Scanmad written notice thereof,

     (ii) Any action is taken to dissolve, liquidate or wind up Scanmad; or

     (iii) Scanmad makes an assignment for the benefit of creditors, files a petition in bankruptcy, is adjudicated bankrupt or insolvent, petitions or applies for a receiver or a trustee, or has any proceedings commenced against it under any statute or regulation providing for reorganization, arrangement, readjustment of debt, dissolution or liquidation and which remain undischarged for a period of sixty (60) days;


     (c) The exercise of any night of termination hereunder shall not affect any rights which have accrued prior to termination, including, without limitation, the right of Scanmad to any payments which have accrued but remain unpaid, and shall be without prejudice to any other legal or equitable remedies to which the terminating party may be entitled by reason of such rights.

     8.2 Self Change shall, upon execution of this Agreement, obtain and maintain in full force and effect for the duration of this Agreement, public and products liability insurance in the minimum amount of 1,000,000 U.S. dollars per occurrence in order to protect Scanmad against any liabilities with which it may be charged because of damage or injuries suffered by any servants, agents, contractors, employees or customers of Self Change or by the general public, resulting from the use or sale of the Products used, distributed, advertised, or sold by Self Change. Self Change agrees to cause the name of Scanmad to be entered in such policy as an additional named insured and to deliver to Scanmad a certificate thereof Said insurance shall provide (i) that it cannot be cancelled without the insurer first giving Scanmad thirty (30) days' prior written notice thereof and (ii) that insurer waives any right of subrogation it may have against Scanmad. Self Change shall assume and hold Scanmad harmless from any and all liability, loss, cost or damage, including reasonable attorneys' fees and expenses, on account of services rendered to customers or for any injury to persons or property occurring in the performance of this Agreement.

     8.3 Self Change shall, upon Scanmad's request, promptly furnish or cause to be furnished to Scanmad evidence of the maintenance of the insurance required by Subparagraph 8.2 hereof, including, but not limited to, originals or copies of policies, certificates of insurance with applicable riders and endorsements, and proof of premium payments.


                                   ARTICLE IX

                            Governmental Regulations


     9.1 Scanmad may elect to discontinue, curtail or limit the production or sale of the Products if the application of any law, governmental regulation or order will, in the sole judgment of Scanmad, render production, marketing or transportation of the Products commercially impracticable, and in such event may terminate this Agreement upon thirty (30) days' written notice to Self Change.

     9.2 Self Change shall strictly observe and comply with all Federal, state and local laws and regulations which may govern promotion, advertising, sale, distribution, the use, disposal, installation, service, repair and maintenance of the Products and shall be responsible for carrying out all registration procedures For the Products necessary to comply with any applicable laws or regulations. Scanmad does not warrant the Products to meet the requirements of any applicable federal, state or local laws or regulations, and Self Change assumes all risk and liability whatsoever with respect thereto.

                                   ARTICLE X

                                  For Majeure

     Scanmad shall not be liable for any delay or impairment of performance resulting in whole or in part from any cause beyond Scanmad's control (an "Event") including, without limitation, fires, floods, explosions, accidents or other catastrophes, acts of God, strikes, lockouts or labor disruption, wars, riots or embargo delays, government allocations or priorities, shortages of transportation, Products, fuel, labor or materials, inability to procure supplies or raw materials, severe weather conditions, changes of law or regulation, failure by Self Change to supply insurance or any service, material or utility to be provided by Self Change on a timely basis or any other circumstance or cause beyond Scanmad's control. Such excuse from performance shall extend so long as the Event continues to delay or impair Scanmad's performance.

                                   ARTICLE XI

                                 Miscellaneous

     11.1 Entire Agreement

     The terms and conditions of sale herein contain the entire and only agreement between the parties hereto relating to the subject matter hereof, and any representation, affirmation of fact and course of prior dealings, promise or condition in connection therewith or usage of the trade not incorporated herein shall not be binding on either party. No change, modification, rescission, discharge, abandonment or waiver of these standard conditions of sale shall be binding upon Scanmad unless made in writing, and signed on its behalf by one of Scanmad's authorized representative.


     11.2. No Assignment

     Self Change may not assign or transfer this Agreement or any of its rights or obligations hereunder without the prior written approval of Scanmad.

     11.3 Governing Law

        This Agreement shall be governed by and construed in accordance with the laws of the State of New York without regard to its conflict of law doctrine.

     11.4 Severability

     If in any jurisdiction, any provision of the Agreement or its application to any party or circumstance is restricted, prohibited or unenforceable, such provision shall, as to such jurisdiction, be ineffective only to the extent of such restriction, prohibition or unenforceability without invalidating the remaining provisions hereof and without affecting the validity or enforceability of such provision in any other jurisdiction or its application to other parties or circumstances. In addition, if any one or more of the provisions contained in this Agreement or any purchase order shall in any jurisdiction for any reason be held to be excessively broad as to time, duration, geographical scope, activity or subject, it shall be construed, by limiting and reducing it, so as to be enforceable to the extent compatible with the applicable law then in effect of such jurisdiction.

     11.5 Notices

     All notices and other communications which are required or permitted to be given hereunder shall be in writing and shall be delivered either personally, by facsimile, by reputable overnight courier or registered or certified mail and shall be deemed effectively received (a) upon actual receipt thereof by the party to be notified, if such notice or other communication is delivered in person, by facsimile or by overnight courier, (b) upon the fifth (5th) business day following the deposit thereof, postage prepaid (airmail, if addressed to a country other than the country of mailing) to the party to be notified at such party's address as set forth on the face hereof Either party may change its address for the receipt of such notices by giving written notice to the other party in the manner herein provided.

     11.6 No Waiver

     Scanmad's failure to insist on performance of any of the terms and conditions herein or to exercise any right or privilege, or Scanmad's waiver of any breach hereunder, shall not act as a waiver of any term, condition, night or privilege contained herein.

     11.7 Headings and Counterparts

     Headings are inserted for reference purposes only and shall not affect the interpretation or meaning of this Agreement. This Agreement may be executed in several counterparts, each of which shall be deemed to be an original but all of which, together, will constitute one and the same instrument.

     11.8 Mutual Agreement

     This Agreement embodies the arm's-length negotiation and mutual agreement between the parties hereto and shall not be construed against either party as having been drafted by it.

     11.9 Relationship of Parties

     Neither this Agreement nor the relations between the parties hereto shall constitute or be deemed to be that of a partnership, joint venture, or principal and agent relationship. It is expressly understood and acknowledged that Self Change shall act as and shall represent itself to be an independent contractor, at all times during the term of this Agreement. Self Change shall have no authority and shall make no representations or warranties or statements for or on behalf of Scanmad or with respect to the Products not expressly permitted hereby, and neither party hereto shall bind or be liable for the debts or obligations of the other.


     IN WITNESS WHEREOF, the parties have caused this Agreement to be executed, each by its duly authorized officer or representative, as of the day and year first above written.



                                       SCANMAD S.A.R.L.

                                       By: /s/ Tiraboschi Patrick
                                           ---------------------------------
                                               Tiraboschi Patrick, Gerant


                                       SELF CHANGE CORPORATION

                                       By: /s/ Tiraboschi Patrick
                                           ---------------------------------
                                               Tiraboschi Patrick, President

                                   EXHIBIT A

                          SCANMAD S.A.R.L. ("Scanmad")
                 SOFTWARE LICENSE AND CONFIDENTIALITY AGREEMENT


        Subject to the terms hereinafter set forth, and provided that this License is executed by CUSTOMER or incorporated into a sales contract between CUSTOMER and SCANMAD or a SCANMAD authorized sales distributor or authorized reseller, SCANMAD grants to CUSTOMER a personal, non-exclusive license (1) to use certain Licensed Software, proprietary to SCANMAD, contained as an integral part of the Equipment (as defined in such sales contract); and (2) to install and use in connection with the Equipment each item of Licensed Software not an integral part of the Equipment; and (3) to use the associated documentation. CUSTOMER is granted no title or ownership rights in or to the Licensed Software, in whole or in part, and CUSTOMER acknowledges that title to and all copyrights, patents, trade secrets and/or any other intellectual property rights to and in all such Licensed Software and associated documentation are and shall remain the property of SCANMAD. The right to use Licensed Software is restricted to use in connection with the Equipment.

        SCANMAD considers the Equipment and the Licensed Software to contain "trade secrets" of SCANMAD. Such "trade secrets" include, without limitation thereto, the specific design, structure and logic of the Equipment and individual Licensed Software programs, their interactions with other portions of Licensed Software, both internal and external, and the programming techniques employed therein. In order to maintain the "trade secret" status of the information contained within the Licensed Software, the Licensed Software is being delivered to CUSTOMER in object code form only.

        SCANMAD or any of its suppliers holding any intellectual property rights in any Equipment or Licensed Software, and/or any third party owning any intellectual property rights in software from which the Equipment or Licensed Software was derived, are intended third party beneficiaries of this License. All grants of rights to use intellectual property intended to be accomplished by this License are explicitly stated. No other grants of such rights shall be inferred or shall arise by implication.

        CUSTOMER warrants to SCANMAD that CUSTOMER is not purchasing, the rights granted by this License in anticipation of reselling those rights.

CUSTOMER shall:

Keep a current record of the location of the Equipment; and Hold the Equipment and Licensed Software in confidence for the benefit of SCANMAD using no less a decree of care than it uses to protect its own most confidential and valuable information; and

Use the Licensed Software only in connection with the Equipment, and

Issue instructions to each of its authorized employees, agents, and/or representatives by whom the Equipment is used or to whom Licensed Software is disclosed, advising them of the confidential nature thereof and providing them with a summary of the requirements of this License.

CUSTOMER shall not:

Use the Equipment or Licensed Software (i) for any purpose other than its intended purposes and (ii) other than as provided by this License; or

Allow anyone other than CUSTOMER's employees, agents and/or representatives with a "need to know" to have physical access to the Licenced Software; or

Make any modifications, enhancements or alterations to the Equipment or Licensed Software, or translations of derivatives of Licensed Software; or

Attempt to reverse engineer, disassemble, reverse translate, decompile, or in any other manner decode the Equipment or Licensed Software, in order to derive the source code from or for any other reason; or Make or allow third parties to make full or partial copies of the Licensed Software; or

Make full or partial copies of any documentation or other similar printed or machine readable matter provided with the Equipment or Licensed Software unless the same has been supplied in a form by SCANMAD intended for periodic reproduction of partial copies; or

Export or re-export. the Equipment or Licensed Software and/or associated documentation from the States of New York, New Jersey or Florida.

     CUSTOMER may assign collectively its rights under this License to any subsequent owner of the Equipment, but not otherwise, subject to the payment or the then current license fee for new users, if any. No such assignment shall be valid until CUSTOMER (1) has delegated all of its obligations under this License to the assignee; and (2) has obtained from the assignee an unconditional written assumption of all such obligations; and (3) has provided SCANMAD a copy of such assignment, delegation and assumption and (4) has transferred physical possession of all the Equipment and Licensed Software and all associated documentation to the assignee. Except as provided, neither this License nor any rights acquired by CUSTOMER through this License are assignable. Any attempted assignment of rights and/or transfer of the Equipment or Licensed Software not specifically allowed shall be void and conclusively presumed a material breach of this License.

     In the event of a breach of this License by Customer which is not cured within thirty (30) days of notice from SCANMAD, this License may be immediately terminated by SCANMAD; and CUSTOMER further acknowledges that any such termination shall be without prejudice to any other rights and remedies that SCANMAD may have at law or in equity.

        EXPRESS LIMITED WARRANTIES FOR ANY ITEM OF THE EQUIPMENT OR LICENSED SOFTWARE, IF ANY, WILL BE SOLELY THOSE SET FORTH IN THE BODY OF THE SALES CONTRACT INTO WHICH THIS LICENSE IS INCORPORATED. TIES LICENSE DOES NOT CONFER OR GRANT ANY WARRANTY TO CUSTOMER FROM OR BY SCANMAD. EXCEPT AS OTHERWISE EXPRESSLY PROVIDED IN SUCH CONTRACT, THE EQUIPMENT AND LICENSED SOFTWARE ARE PROVIDED BY SCANMAD "AS IS" AND WITHOUT WARRANTY OF ANY KIND OR NATURE, WRITTEN OR ORAL, EXPRESS OR IMPLIED, INCLUDING, WITHOUT LIMITATION, THE IMPLIED WARRANTIES OF MERCHANTABILITY AND OF FITNESS FOR A PARTICULAR PURPOSE.

        IN NO EVENT WILL SCANMAD AND/OR SCANMAD'S SUPPLIERS BE LIABLE TO OR THROUGH CUSTOMER FOR INCIDENTAL, SPECIAL, CONSEQUENTIAL, PUNITIVE, OR EXEMPLARY DAMAGES OF ANY KIND, INCLUDING LOST PROFITS, LOSS OF BUSINESS, OR OTHER ECONOMIC DAMAGE, AND FURTHER INCLUDING INJURY TO PROPERTY, AS A RESULT OF THIS LICENSE OR ANY BREACH HEREOF REGARDLESS OF WHETHER SCANMAD AND/OR SCANMAD'S SUPPLIERS WERE ADVISED, HAD OTHER REASON TO KNOW, OR IN FACT KNOW OF THE POSSIBILITY THEREOF. CUSTOMER ACKNOWLEDGES THAT THE FOREGOING SENTENCE REFLECTS AN INFORMED, VOLUNTARY ALLOCATION BETWEEN THE PARTIES OF THE RISKS (KNOWN AND UNKNOWN) THAT MAY EXIST IN CONNECTION WITH THIS LICENSE, THAT SUCH VOLUNTARY RISK ALLOCATION WAS A MATERIAL PART OF THE BARGAIN BETWEEN THE PARTIES, AND THAT THE ECONOMIC AND OTHER TERMS OF THIS LICENSE AND THE CONTRACT INTO WHICH IT IS INCORPORATED WERE NEGOTIATED AND AGREED TO BY THE PARTIES IN RELIANCE ON SUCH VOLUNTARY RISK ALLOCATION.

DATE: September 2, 1996


SCANMAD S.A.R.L.                           SELF CHANGE CORPORATION
                                                 "CUSTOMER"

By: /s/ Tiraboschi Patrick                 By: /s/ Tiraboschi Patrick
----------------------------------         -------------------------------------
        Tiraboschi Patrick, Gerant                 Tiraboschi Patrick, President

                                   Exhibit B


                                    Products


Scanchange Lobby Tm automatic currency exchange machine

Scanchange Maxi Tm automatic currency exchange machine

Scanchange Micro Tm automatic currency exchange machine

                                   Exhibit C
                           Description of Trademarks



SCANMADTM and logo, registration pending before the U.S. Patent and Trademark Office for international classes 9 and 36.

SCANCHANGE TM

SCANCHANGE LOBBY TM

SCANCHANGE MICRO TM

SCANCHANGE MAXI TM

                                   EXHIBIT D

SCANMAD(R)
Automates Bancaires
Automatic Banking Dispensers

PRICE LIST (USD)

SEPTEMBER 1996

   ITEM                                       UNITS PER ORDER
                                         1 TO 25            26 TO 50
                                         -------            --------
SCANCHANGE MICRO ...................       38.00              33.000
SCANCHANGE LOBBY ...................       42.00              36.600
SCANCHANGE MAXI.......................... 56.000              49.000

                                                FOR SCANCHANGE
OPTIONALS & ATTACHMENTS                    MICRO     LOBBY     MAXI
                                           -----     -----     ----
OPTIONALS:

Sale of one supplementary currency
   (inverse change).......................    --        --     2.000
Customer's logo on screen.................   300       300       300
ON LINE Remote Control including:
Central PC software (to control
  up to 10 machines).....................  6.000     6.000     6.000
Machine software (per machine) ..........  3.000     3.000     3.000
oRemote status indicator panel...........    300       300       300

ATTACHMENTS:
Inox exterior frame......................  1.400        --     1.800
Thermo paper rolls for printer
  (10 rolls pack)........................    160       160       160
Height adjustment metal stand............    900        --        --
Additional set of 4 boxes for
   dispensed notes.......................     --        --     1.600
Additional cash box collected notes......  1.000     1.000     1.000
Additional cash box for dispensed notes..  1.100     1.100        --

Above prices are to be understood:

-In US Dollars per unit, for an exchange rate of IUSD - 5.20 FRF EXCLUDING ANY OPTION OR ATTACHMENT -Ex Works Valbonne (South of France), packing excluded

-Contract price for packing, delivery and starting up to be defined

                                   EXHIBIT E

SCANMAD(R)
AUTOMATES BANCAIRES
AUTOMATIC BANKING DISPENSERS

FACTURE PRO FORMA / PRO FORMA INVOICE

Vendeur/Seller                 Facture/Invoice n(degree):1242 from Sept. 2, 1996

SCANMAD
Les Espaces de Sophia M2
80 Route des Lucioles                          Autre references/Other references
Sophia Antipolis
06560 VALBONNE (FRANCE)

N(degree) de T.V.A du Vendeur / Seller's V.A.T N(degree):
FR 93 350 247 433


Destinataire / Consignee Acheteur (s'il differe du Destinataire): Buyer (if different from Consignee):
        SELF CHANGE CORPORATION
        100 Park Avenue, 16th floor
        NEW YORK, NY 10017 USA
        Pay d'origine des marchandises
        Country of origin of the goods:
        FRANCE (EUROPEAN COMMUNITY)

Renseignement sur le transport:          Conditions de bente / Sales conditions:
Information on transport:                                   CIF NEW YORK AIRPORT
Air shipment from NICE to NEW YORK      50% of total amount at the order's date:
                                     USD  265,900.00  50% of total amount before
                                          despatching  to carrier USD 265,900.00

Marques et Nos., nombre, nature des colls/description
des marchandises:                                Poids brut, kg       Cubage, m3
Marks and Nos., quantity, nature
 of packages/Description of goods:             gross weight, kg       Volume, m3
N(degree)1/10 to N(degree)10/10:10
wooden boxes on pallet:SCANCHANGE LOBBY              6800                 21.4
Gorss dimensions: H: 2.15 mt, L: 1.07mt,



 W: 0.93 mt for each wooden box
Designation des articles / Designation of items:        Quantite        Prix unitaire USD       Montant USD
                                                        Quantity         Unit price USD          Amount USD

AUTOMATIC CURRENCY CHANGER SCANCHANGE LOBBY                10                42,000.00          420,000.00
With following optionals: customer's logo on screen        10                   300.00            3,000.00
ONE LINE central PC software                                1                  6000.00             6000.00
on line machine Software                                   10                  3000.00           30,000.00
thermo paper Rolls packs                                   10                   160.00            1,600.00
additional cash Box for collected notes                    10                  1000.00           10,000.00
additional cash Box for dispensed notes                    10                 1,100.00           11,000.00
on line SOFTWARE ALARM                                      1                  6200.00             6200.00
ALARM kit                                                  10                  2000.00           20,000.00
packing                                                    10                   800.00            8,000.00
FREIGHT AND INSURANCE                                      10                  1600.00           16,000.00
N(degree)DE TARIF DOUANIER                     MONTANT TOTAL DE LA FACTURE PRO FORMA            531,800.000 USD
Custom's tariff n(degree)8476 89 00    TOTAL AMOUNT OF THE PRO FORMA INVOICE

        SWIFT BANK TRANSFERS TO BE ROUTED TO OUR BANK
        SOCIETE GENERALE:

"Exoneration de T.V.A   adress. Agence Nice Arenas                 routing DATA:
Art. 262 ter I du C.G.I AEROPOLE                                BANK code: 30003
We hereby certify that the wooden packages            455, promenade des Anglais
used: box and pallet are parasite free.           06200 NICE   BRANCH CODE 00950
                                                 France  Account:  0002000002964

                                  EXHIBIT 10.2

                                                                COPY OF ORIGINAL


                               LICENSE AGREEMENT


     This LICENSE AGREEMENT, made as of this 2nd day of September, 1996, by and between Patrick Tiraboschi, a French citizen residing at Bastide St Paul, Domaine du Vignal, 06740 Chateauneuf de Grasse, France ("Licensor"), and Self Change Corporation, a Delaware corporation having offices at 100 Park Avenue, Suite 1622, New York, New York 10017 ("Licensee").

                                  WITNESSETH:

     WHEREAS, Licensor is the owner of the Mark (as hereinafter defined), and Licensor has the sole and exclusive right to use and license the use of the Mark in the Territory (as hereinafter defined) in connection with the operation of automatic currency exchange machines and the promotion and advertising of such services in the Territory; and

     WHEREAS, Licensee owns and operates certain automatic currency exchange machines known as Scanchange LobbyTM, Scanchange MaxiTm, and Scanchange MicroTM; and

     WHEREAS, Licensee wishes to have the right to use the Mark in connection with Licensee's services and the promotion and advertising thereof in the Territory, and Licensor is willing to grant such right to Licensee, on the terms and conditions hereinafter set forth.

     NOW, THEREFORE, in consideration of the mutual covenants and promises contained herein, the parties hereto agree as follows:

1 Definitions

     "Control" shall mean, with respect to any corporation, either ownership at the relevant time of shares of such corporation carrying more than fifty percent (50%) of the exercisable voting rights attached to all outstanding shares of such corporation or the ownership at the relevant time of a sufficient number of shares of such corporation so as to have sufficient votes to elect a majority of the directors of such corporation.

     "Gross Receipts" shall mean the aggregate gross amount of fees earned by Licensee through operation of the Products in the Territory.

     "Initial Term" shall have the meaning set forth in Section 6 hereof.

     "Mark" shall mean the trademark and logo described in Exhibit A attached hereto and made a part hereof and the associated logos and designs in the type, style and type face set forth on such Exhibit A and in such other type, style and type face as may be used by Licensor from time to time during the term of this Agreement.

     "Products" shall mean the ScanchangeTm automatic currency exchange machines described on Exhibit B attached hereto and made a part hereof.

"Services" shall mean Licensees operation of the Products.

     "Territory" shall mean hotels located within the States of New York, New Jersey and Florida

License,.

     (a) Licensor hereby grants to Licensee, and Licensee hereby accepts from Licensor, the non-exclusive, nontransferable right and license to use the Mark in the Territory, in connection with, and only with, the promotion, advertising and performance of the Services in the Territory. In addition, Licensee shall have the right to use the Mark in its corporate name and on its invoices, station@, operation manuals, and telephone and directory listings; provided, however, that such use shall be solely in conjunction with the promotion, advertising and performance of the Services in the Territory.

     (b) Licensee shall not sublicense any of the rights or licenses herein granted.

     (c) The license granted hereunder shall extend only to the Territory and the use by Licensee of the Mark shall be confined to the Territory.


3. Royalties

     (a) In consideration for the rights granted to Licensee hereunder, Licensee shall pay to Licensor a monthly fee, payable on the first business day of each month, equal to one percent (1%) of the Gross Receipts earned by Licensee during the preceding month; provided, however, that no such fee shall be due or payable to Licensor during the Initial Term of this Agreement. Each month is deemed to commence at 12:01 a.m. on the first day of the calendar month, and to end at midnight on the last day of the calendar month.

     (b) Each payment shall be accompanied by a statement which discloses the Gross Receipts earned by Licensee during the preceding month and a computation of the amount of royalties payable in respect of such Gross Receipts.

4. Quality Control; Use of the Mark.

     (a) Licensee shall insure that the Services and the promotion and advertising of the Services shall at all times be consistent with and appropriate to the prestige of the Mark and its reputation for the highest standard of quality.

     (b) Licensee shall use the Mark only in the form in which it is registered or applied for and shall not use an abbreviated or modified form of the Mark without Licensor's prior written consent.

     (c) Licensee recognizes the value of the goodwill associated with the Mark and all rights therein and goodwill pertaining thereto belong exclusively to
Licensor. Without limiting the generality of the foregoing, Licensee acknowledges that its right to use the Mark as provided herein arises solely under this Agreement. All use of the Mark by Licensee pursuant to this Agreement shall inure to the benefit of Licensor. Such use shall not vest in Licensee any title to or right or presumptive right to continue such use, except such use as is expressly permitted under this Agreement. Licensee shall not, at any time, use, promote, advertise, display or otherwise commercialize the Mark or any material utilizing or reproducing the Mark or do or suffer to be done any other act or thing if such act or thing might in any way adversely affect any rights of Licensor in and to the Mark or affect the validity of the Mark, reduce its value or detract from its reputation. To the extent any rights in and to the Mark are deemed to accrue to Licensee, Licensee hereby assigns any and all such rights, at such time as they may be deemed to accrue, including the related goodwill, to Licensor.

     (d) Licensee agrees (a) never to challenge the validity of Licensor's ownership of the Mark or any application for registration thereof, or any trademark registration thereof and (b) never to contest the fact that Licensee's rights with respect to the Mark arise only under the terms of this Agreement.

     (e) Licensee shall submit all advertising and promotional materials to Licensor for its prior written approval.

5. Duties of Licensee

     Licensee agrees as follows:

     (a) to actively promote and advertise the Services, under the Mark, in the Territory;

     (b) to comply with all laws and regulations affecting the advertising, promotion, instructions and performance of the Services in the Territory; and

     (c) every three (3) months, to furnish to Licensor written reports on Licensee's promotional activities.


6. Term

     Subject to the further provisions hereof regarding early termination, the initial term (the "Initial Term") of this Agreement shall be for a period of one
(1) year commencing on the date hereof and continuing until the first anniversary of the date hereof. This Agreement shall then be automatically renewed for additional, successive one-year periods until terminated by either party by giving the other party a written notice of termination at least ninety
(90) days prior to the expiration of the Initial Term or any renewal period.

7. Additional Termination Rights of Licensor

     Licensor shall have the right to terminate this Agreement with immediate effect if:

     (a) The Supply Agreement dated September 2, 1996 between the Licensee and Scanmad S.A.R.L. is terminated for any reason;

     (b) There is a change, directly or indirectly, in the control of the Licensee;

     (c) The Licensee fails to pay any amount due under this Agreement within five (5) days after the date on which such amount is first due or Licensee falls to cure to Licensor's satisfaction any other breach or violation of this Agreement within thirty ('10) days following Licensor's written notice thereof, or

     (d) Licensee makes an assignment for the benefit of creditors, files a petition in bankruptcy, is adjudicated bankrupt or insolvent, petitions or applies for a receiver or a trustee, or has any proceedings commenced against it under any statute or regulation providing for reorganization, arrangement, readjustment of debt, dissolution or liquidation and which remain undischarged for a period of sixty (60) days.

8. Effect of Termination.

     Upon termination of this Agreement, for any reason, (i) all rights of Licensee hereunder shall immediately terminate and revert to Licensor and Licensee shall forthwith discontinue all use of the Mark and change its corporate name to a corporate name that does not include the Mark or any variation or simulation thereof, and (ii) Licensee shall forthwith return to Licensor all materials bearing the Mark then in Licensee's possession.


9. Infringement and Maintenance of the Mark

     (a) Licensee shall promptly give Licensor written notice of any and all infringements or possible infringements of the Mark of which Licensee has knowledge, and Licensee shall provide Licensor with any available evidence of such infringements or possible infringements. Licensor may, in its absolute discretion and sharing the expense equally with Licensee, commence, prosecute or settle any infringement action or proceeding or assert any claim of infringement of the Mark. In any infringement action, proceeding or claim brought by Licensor, Licensee, at its expense, shall make available to Licensor any relevant books, records, papers, information, designs, samples, specimens, and the like and shall cause any of Licensee's employees to be deposed or to testify, whenever requested to do so by Licensor.

     (b) Licensor shall not be obligated to defend or save harmless Licensee against any suit, action, proceeding, damages, expense, claim, liability or demand (herein collectively referred to as "action") based on actual or alleged infringement of any copyright or trademark or any unfair trade practice resulting from the exercise or use of any right or license granted by this Agreement. Nevertheless, Licensee shall promptly notify, in writing, Licensor of any such action. Licensor shall have the right, in its absolute discretion and sharing the expense equally with Licensee, to defend any such action through attorneys of its own selection. Licensee, at its expense, shall make available to Licensor all relevant books, records, papers, information, designs, samples, specimens and the like, and shall cause any of its employees to be deposed and to testify, whenever requested to do so by Licensor, and shall cooperate in the defense as requested by Licensor. If any such actions shall be instituted against Licensee and Licensor jointly, each party shall be entitled to be represented at said action by its own counsel at its own expense; provided, however, that the defense strategy, including, but not limited to, the propriety and terms of a settlement, shall be within the absolute discretion of Licensor.

10. Indemnity

     Licensor shall not be liable or in any way responsible to Licensee or any other person or entity for (i) the performance of the Services, (ii) for any defect of any kind in the Products or (iii) for Licensee's activities. Licensee hereby agrees to indemnify and save and hold Licensor harmless from and against any and all liabilities, claims, causes of action, suits, damages and expenses, including reasonable attorneys' fees and expenses, for which Licensor becomes liable, or may incur or be compelled to pay by reason of any acts, whether of omission or commission, that may be committed or suffered by Licensee or any of its directors, officers, servants, agents, contractors or employees in connection with (i) the performance of the Services; (ii) the use of the Mark; or (iii) Licensee's performance of this Agreement or any breach thereof.

11. Books and Records

     (a) Licensee shall maintain for three (3) years following the end of each year of the Term accurate books and records which disclose for such year the Gross Receipts of Licensee.

     (b) Licensor, at its expense, shall have the right at any time during regular business hours, to examine or audit the books of accounts and records of Licensee which pertain to the Services and the amount of Gross Receipts with respect thereto, and any other books and records that may be reasonably required by Licensor's accountants in order to verify the figures reported in any statements furnished to Licensor pursuant to this Section or to Section 3 hereof. Such books of accounts and records shall be made available to Licensor and its accountants at Licensee's office located as herein stated.

12. Entire Agreement

     This Agreement constitutes the entire agreement of the parties with respect to the subject matter hereof, and all other prior or contemporaneous agreements of the parties with respect to said subject matter are hereby merged into and superseded by this Agreement. This Agreement may not be changed, modified or amended other than by a further written agreement signed by both parties hereto.

13. No Waiver

     The failure or omission of either party hereto to insist, in any instance, upon strict performance by the other party of any term or provision of this Agreement or to exercise any of its rights hereunder shall not be deemed to be a modification of any term hereof or a waiver or relinquishment of the future performance of any such term or provision by such party, nor shall such failure or omission constitute a waiver of the right of such party to insist upon future performance by the other party of any such term or provision.

14. Binding Agreement; Non-Assignability by Licensee.

     This Agreement shall be binding upon and shall inure to the benefit of the respective successors and assigns of the parties hereto: provided, however, that Licensee shall not assign, transfer, pledge, or otherwise encumber this Agreement to any person or party whatsoever.

15. Governing Law.

     This Agreement shall be governed by and construed in accordance with the laws of the State of New York without regard to its conflict of law doctrine.

16. Severability

     If in any jurisdiction, any provision of the Agreement or its application to any party or circumstance is restricted, prohibited or unenforceable, such provision shall, as to such jurisdiction, be ineffective only to the extent of such restriction, prohibition or unenforceability without invalidating the remaining provisions hereof and without affecting the validity or enforceability of such provision in any other jurisdiction or its application to other parties or circumstances. In addition, if any one or more of the provisions contained in this Agreement or any purchase order shall in any jurisdiction for any reason be held to be excessively broad as to time, duration, geographical scope, activity or subject, it shall be construed, by limiting and reducing it, so as to be enforceable to the extent compatible with the applicable law then in effect of such jurisdiction.

17. Disclaimer of Association

     Neither this Agreement nor the relations between the parties hereto shall constitute or be deemed to be that of a partnership, joint venture, or principal and agent relationship. Licensee is an independent contractor, acting as a principal on its own behalf, and shall have no authority and shall make no representations or warranties or statements for or on behalf of Licensor or with respect to the Mark or the Products not expressly permitted hereby, and neither party hereto shall bind or be liable for the debts or obligations of the other.

18. Notices

     All notices and other communications which are required or permitted to be given hereunder shall be in writing and shall be delivered either personally, by facsimile, by reputable overnight courier or registered or certified mail and shall be deemed effectively received (a) upon actual receipt thereof by the party to be notified, if such notice or other communication is delivered in person, by facsimile or by overnight courier, (b) upon the fifth (5th ) business day following the deposit thereof, postage prepaid (airmail, if addressed to a country other than the country of mailing) to the party to be notified at such party's address as set forth on the face hereof. Either party may change its address for the receipt of such notices by giving written notice to the other party in the manner herein provided.

19. Headings and Counterparts

     Headings are inserted for reference purposes only and shall not affect the interpretation or meaning of this Agreement. This Agreement may be executed in several counterparts, each of which shall be deemed to be an original but all of which, together, will constitute one and the same instrument.

     IN WITNESS WHEREOF, Licensor has executed, and Licensee has caused this Agreement to be executed by its duly authorized officer, all as of the date first above written.



/s/ Patrick Tiraboschi
---------------------------------
    Patrick Tiraboschi


SELF CHANGE CORPORATION

/s/ Patrick Tiraboschi
---------------------------------
    Patrick Tiraboschi, President

SIGNATURES

     Pursuant to the requirements of Section 12 of the Securities and Exchange Act of 1934, the Registrant has duly caused this registration statement to be signed on its behalf by the undersigned, thereunto duly authorized.


                                        SELF CHANGE CORPORATION
                                             (Registrant)

Date: January 13 , 1997                 /s/ Patrick Tiraboschi
                                        ---------------------------------
                                            Patrick Tiraboschi, President

                                   Exhibit A

Self Change CorporationTm and logo, registration pending before the U.S. Patent and Trademark Office for international class 9.

                                   Exhibit B


                                    Products


Scanchange Lobby Tm automatic currency exchange machine

Scanchange Maxi Tm automatic currency exchange machine

Scanchange Micr Tm automatic currency exchange machine

                                  EXHIBIT 10.3

                                    AGREEMENT

     Agreement (the "Agreement") dated this ___ day of _____ between Self Change
Corporation,   a  Delaware   corporation  (the  "Operator'),   and  _________  a
_________________ corporation (the "Company").

                                   RECITALS:

     The Operator is the owner of the Scanchange Lobby automatic currency exchange machine described on Schedule I hereto (the "Equipment"). The Company is the [owner and operator) of [name of hotel], located at New York, New York, (the "Hotel").

     NOW, THEREFORE, in consideration of the mutual covenants and promises contained herein, the parties hereto agree as follows:


     1 . Grant of License

     The Company hereby grants to the Operator, and the Operator hereby accepts from the Company, the exclusive right and license to install, maintain and operate the Equipment at the location in the lobby of the Hotel described in
Schedule 2 hereto (the "Premises").

     2. Title to and Control of the Equipment

     2.1 The Equipment shall at all times remain the sole property of the Operator and the Operator shall retain all rights in and to the Equipment. The Company shall have no interest, title or ownership in or to the Equipment or its materials, approaches, systems, programs, methodologies, concepts or intellectual property, and shall not include the Equipment in its assets in connection with any financing arrangement that the Company may enter into. Throughout the term of this Agreement, the Equipment shall be labeled, marked or otherwise clearly identified as the Operator's property. The Company shall not create, or permit a third party to create, any lien, charge, encumbrance or security interest in the Equipment. If the Equipment should, for whatever reason, become subject to any such lien, charge, encumbrance or security interest, the Company shall, at its sole expense, take all actions necessary to remove the same as promptly as possible.

     2.2 Upon execution of this Agreement and at any time thereafter, the Company agrees to sign and deliver to the Operator Uniform Commercial Code financing statements, continuation statements and such other documents as may be reasonably required by the Operator from time to time. The Operator may file such financing statements and continuation statements at its sole expense.

     3 . Compensation

     [In consideration for the rights and licenses granted to the Operator hereunder, the Operator shall pay to the Company a monthly fee of dollars($ payable on the first business day of the month.]

                                       OR

     [3.1 In consideration for the rights and licenses granted to the Operator hereunder, the Operator shall pay to the Company a monthly fee, payable on the first business day of the month, equal to ____ percent (___ %) of the Gross Receipts earned during the preceding month. For purposes of this Paragraph 3.1, "Gross Receipts" shall mean the total transaction fees earned by the Operator through use of the Equipment. Each month is deemed to commence at 12:01 a.m. on the first day of the calendar month, and to end at midnight on the last day of the calendar month.


     3.2 The Operator shall provide the Company with a signed statement of Gross Receipts not more than thirty (30) days after the last day calendar of the preceding month.]

     4. Insurance and Indemnification

     4.1 The Operator shall obtain and maintain in full force and effect for the duration of this Agreement public liability and products liability insurance in the minimum amount of one million dollars ($1,000,000.00) per occurrence in order to protect the Company against any liabilities with which it may be charged because of property damage or damage or injuries suffered by the Company's agents, employees, contractors, representatives or invitees resulting from the installation, maintenance or operation of the Equipment. The Operator shall include the Company as an additional named insured on such policy and shall deliver to the Company a certificate thereof The policy shall provide that it shall not be cancelled or modified without giving the Company thirty (30) days' prior written notice thereof.

     4.2 The Company shall obtain and maintain in full force and effect for the duration of this Agreement insurance for fire, theft, mysterious disappearance and extended perils including vandalism, malicious mischief and sprinkler leakage on the Equipment in an amount not less than the full value of the Equipment, i.e., one hundred thousand dollars ($100,000.00). The Company shall include the Operator as an additional named insured on such policy and deliver to the Operator a certificate thereof. The policy shall provide that it shall not be cancelled or modified without giving the Operator thirty (30) days' prior written notice thereof.

     4.3 The Operator shall indemnify and hold the Company harmless from and against any and all liabilities, claims, causes of action, suits, damages and expenses, including, without limitation, reasonable attorneys' fees and court costs, for which the Company becomes liable, or may incur or be compelled to pay by reason of damage to property or injury to person resulting from a breach by the Operator of its obligations under this Agreement.

     4.4 The Company shall indemnify and hold the Operator harmless from and against any and all liabilities, claims, causes of action, suits, damages and expenses, including, without limitation, reasonable attorneys' fees and court costs, for which the Operator becomes liable, or may incur or be compelled to pay by reason of damage to property, including the Equipment, or injury to persons resulting from a breach by the Company of its obligations under this Agreement.

     5. Access

     The Company shall at all times grant the Operator, its agents, employees, contractors and representatives, free access to the Premises for the purposes of installation, maintenance and operation of the Equipment, for inspection or observation of the Equipment, or to determine the nature or extent of use of the Equipment. The Company shall permit and assure unobstructed access to the Equipment by customers and potential customers at all times that the lobby of the Hotel is open.

     6. Installation

     The Operator agrees to install the Equipment and to provide all necessary cable, wire, hardware and labor for the installation of the Equipment. The Company agrees to furnish one power source and one dedicated communications line for the Equipment. The Operator shall install the Equipment in a workmanlike manner and in compliance with applicable law and any regulations or other technical requirements promulgated by local authorities. The Operator shall have no duty or obligation to make structural alteration or adjustment to the Hotel to install the Equipment. The Operator shall perform the installation work in a manner so as to minimize, to the extent possible, interference with the
Company's business operation. The Company shall at all times provide the Operator free access to the Premises for the installation. The Premises shall be reasonably dry and free of dust and shall not contain asbestos or other hazardous materials. The Company shall furnish at its own expense elevator service when necessary, heat, light, sanitary facilities, electrical power, and protection of the Equipment against theft during installation. The Company acknowledges that technical problems may arise with respect to the installation of the Equipment and, accordingly, the Operator shall not be held responsible for any delays caused by unforeseen difficulties. The Operator is not responsible for restoring the Premises to their original condition upon removal or relocation of the Equipment.

7. Maintenance: Security

     7.1 The Operator shall, at its own expense, maintain the Equipment in good working order. The Operator shall perform preventative maintenance on the Equipment at such intervals as the Operator, in its sole discretion, deems necessary or desirable. The Operator shall perform maintenance on the Equipment in a manner so as to minimize, to the extent possible, interference with the Company's business operation.

     7.2 The Company shall, at its own expense, protect and safeguard the Equipment to the same extent it protects and safeguards its own personal property in the Hotel.

     7.3 The Company shall not attempt to repair or service the Equipment, or make any addition or alteration to, or subtraction from, the Equipment, without the Operator's prior written consent.

     7.4 The Company shall immediately notify the Operator if at any time the Company reasonably believes the Equipment to be in other than good working order. The Company shall immediately notify the Operator of any customer complaints concerning the Equipment.

     8. Currencies

     The currencies which the Equipment is programmed to exchange (the "Currencies") are listed on Schedule 3 hereto. The Operator may, upon seven (7) days' notice to the Company, discontinue exchange of any of the Currencies, or provide for the exchange of different or additional Currencies. The Operator should be programmed to exchange from time to time.

     9. Equipment Support Telephone Service

     The Operator shall maintain an Equipment support telephone service for the benefit of the Company, its agents, employees, contractors, representatives and invitees. The Equipment support telephone service shall be available twenty-four
(24) hours per day, seven (7) days per week. Calls to the Equipment support telephone service shall be received and answered promptly by an authorized representative of the Operator.

     10. Instruction Manual

     The Operator shall furnish the Company with a manual (the "Instruction Manual') which provides instructions in the use of the Equipment, appropriate responses to commonly asked questions of customers, and the Equipment support telephone service number. The Company shall instruct its agents, employees, contractors and representatives to assist customers in accordance with the Instruction Manual.

     11. Marketing and Advertising

     11.1 The Operator shall, at its sole expense, prepare and maintain an adequate supply of brochures or other promotional literature describing the Equipment (the "Promotional Materials"). The Company shall display the Promotional Materials prominently in the lobby and guest rooms of the Hotel and shall make copies of the Promotional Materials readily available to its guests and invitees.

     11.2 The Operator and the Company shall cooperate in the development and implementation of a joint marketing program. The Operator hereby authorizes the Company to use the name, logo and description of the Operator, and the name, images and description of the Equipment in connection with, such joint marketing program. The Company hereby authorizes the Operator to use the name, logo, and description of the Company, and the name, images and description of the Hotel in connection with such joint marketing program.

     12. Non-Competition

     The Company shall not exchange, and shall not permit any third party to exchange, any of the Currencies on the property, including storefronts, of the Hotel without the prior written consent of the Operator.

     13. Term

     Subject to the further provisions hereof regarding early termination, the term (the "Initial Terne') of this Agreement shall commence on the date hereof and shall terminate thirty-six (36) months after the date hereof Thereafter, this Agreement will be automatically renewed for additional, consecutive twelve
(12)-month terms unless either party gives the other party at least sixty (60) days' written notice of its intention to terminate the Agreement.

     14. Termination

     14.1 Notwithstanding the provisions of Section 13 hereof, the Operator shall have the right to terminate this Agreement at any time upon sixty (60) days' written notice to the Company. Upon such termination, the Operator shall bear the cost of removal of the Equipment from the Premises.

     14.2 Either party shall have the right to terminate this Agreement with immediate effect if the other party fails to cure to such party's reasonable satisfaction any material breach or violation of this Agreement within thirty
(30) days after the terminating party has given the other written notice thereof The breaching party shall bear the cost of removal of the Equipment from the Premises.

     14 3 In the event that this Agreement is terminated prior to the end of the Initial Term by reason of the Company's breach or violation of this Agreement, the Company shall pay to the Operator an indemnity equal to eight thousand dollars ($8,000.00), multiplied by the number of months otherwise remaining throughout the end of the Initial Term, provided, however, that in no event shall the aggregate amount payable by the Company under this Section 14.3 exceed ninety-six thousand dollars ($96,000.00), without prejudice to any other right or remedy at law or in equity that may be available to the Operator.

     15. Suspension of Performance of the Operator

     In the event that the Operator is unable to perform any of its obligations under this Agreement or to enjoy any of its benefits because of any circumstance beyond the Operator's control, including, without limitation, strikes, lock-outs, labor disturbances, natural disasters, fires, explosions, floods, acts of God, war or other hostilities, actions or decrees of governmental bodies, inability or difficulty in obtaining parts, supplies or labor, power failures, power surges, communication line failures, or refusal of any public utility or communications line provider to cooperate with the Operator (each, an "Event"), the Operator shall immediately give notice to the Company and its performance shall be immediately suspended. If the period of non-performance exceeds thirty (30) days from the Company's receipt of the Operator's notice of an Event, the Operator may, at its sole discretion, terminate this Agreement by giving written notice to the Company.

     16. Governing law

     This Agreement and the legal relations among the parties hereto shall be governed by and construed in accordance with the laws of the State of New York without regard to its conflicts of law doctrine. In the event of a breach of this Agreement by either party, the non-breaching party shall be entitled to recover its costs and expenses (including reasonable legal fees and court costs) incurred in enforcing this Agreement.

     17. Consent to jurisdiction Service of Process

     The Operator and the Company, acting for themselves and for their respective successors and assigns, without regard to domicile, citizenship or residence, hereby expressly and irrevocably consent to and subject themselves to the exclusive jurisdiction of the United States District Court for the Southern District of New York or any New York State court sitting in New York City, in respect of any matter arising under or in connection with this Agreement. Service of process, notices and demands of such courts may be made upon either party by personal service at any place where they may be found or by mailing copies of such process, notices and demands by certified or registered mail, postage prepaid and return receipt requested, to the respective addresses set forth above.

     18. No Agency

     Each of the Operator and the Company, in the performance of this Agreement, will be acting in separate capacities and not as agents, employees, partners, joint venturers or associates of one another. The agents, employees, contractors or representatives of one party shall not be deemed or construed to be the agents, employees, contractors, representatives or partners of the other party for any purposes whatsoever. It is expressly understood and agreed that the Company is not authorized to bind the Operator to any liability or obligation or to represent that it has any such authority.

     19. Confidentiality

     The Operator shall own all rights to all information and data received, collected, produced or developed in connection with the performance of this Agreement. The Company acknowledges that, while performing this Agreement, the Company will have access to certain technical and commercial information, data and materials regarding the business affairs of the Operator (the "Confidential Information").

     During the term of this Agreement and at all times thereafter, the Company, its agents, employees, contractors and representatives, shall hold all Confidential Information in strict confidence and shall not publish or otherwise disclose any Confidential Information to any third party without the Operator's prior written consent. The Company shall use all reasonable precautions to assure that all Confidential Information is properly protected and kept from unauthorized persons, The Company acknowledges and agrees that a breach of this
Section 19 would cause irreparable harm to the Operator, and that money damages would not be a sufficient remedy therefor. Accordingly, in the event of a breach or threatened breach of the provisions of this Section 19 by the Company, the Operator shall be entitled to equitable relief in addition to all of its rights and remedies at law and shall not be required to post bond in connection therewith.

     20. Entire Agreement

     This Agreement constitutes the entire agreement of the parties with respect to the subject matter hereof, and all other prior or contemporaneous agreements of the parties with respect to said subject matter are hereby superseded by this Agreement. This Agreement may not be changed, modified or amended other than by a writing signed by both parties.

     21. Assignment

     This Agreement shall be binding `Upon and shall inure to the benefit of the respective successors and assigns of the parties hereto; provided, however, that the Company shall not assign, transfer, pledge, or otherwise encumber this Agreement, or delegate its obligations under this Agreement, to any person or party without the Operator's prior written consent.

     22. Notice

     All notices, requests, demands and other communications required or permitted hereunder shall be in writing and shall be deemed to have been duly given if delivered by hand or mailed, certified or registered mail with postage prepaid or delivered by "press delivery or facsimile transmission (with copy by mail) to the parties at the addresses set forth herein:

If to the Operator:

     Self Change Corporation
     100 Park Avenue
     Suite 1622
     New York, New York 100 1 7
     Facsimile:  (212) 880-2663
     Attn.: Operations Manager

or to such other person or address as the Operator shall furnish to the Company in writing from time to time.

If to the Company:

[


Facsimile:
Attn.:

or to such other person or address as the Company shall furnish to the Operator in writing from time to time.

     23. Severability

     In the event that one or more provisions of this Agreement or its application to any party or circumstance is restricted, prohibited or unenforceable, such provision shall be ineffective only to the extent of such restriction, prohibition or unenforceability without invalidating the remaining provisions hereof and all of such provisions shall remain in full force and effect as if such restricted, prohibited or unenforceable provision were not a part hereof

     24. Headings

     The headings of the Sections of this Agreement are inserted for convenience only and shall not constitute a part hereof.

     25. Counterparts

     This Agreement may be executed simultaneously in two or more counterparts, each of which shall be deemed an original, but all of which together shall constitute one and the same instrument.

     26. Mutual Agreement

     This Agreement embodies the arm's-length negotiation and mutual agreement among the parties hereto and shall not be construed against any party as having been drafted by such party.

     27. Third Parties

     Except as specifically set forth `or referred to herein, nothing herein expressed or implied is intended or shall be construed to confer upon or give to any person or entity other than the parties hereto and their successors or assigns, any rights or remedies under or by reason of this Agreement.

     IN WITNESS WHEREOF, the parties hereto have caused this Agreement to be executed by their respective officers thereunto duly authorized, all as of the date first set forth above.

SELF CHANGE CORPORATION


By:
Name:
Title:






By:
Name:
Title:

                                   Schedule I
                          Description of the Equipment




                                   Schedule 2
                    Location(s) of Equipment(s) on Premises




         [attach diagram of Premises, with ACEM location cross-hatched]




                                   Schedule 3
                                   Currencies

                                  EXHIBIT 10.4

                            CERTIFICATE OF ACCURACY

STATE OF NEW YORK
                    SS:
COUNTY OF NEW YORK




CARINA LEVINTOFF, ESQ., being duly sworn, deposes and says:

That I am familiar with both the English and French languages;

That I have made the attached translation from the annexed document in the English language and hereby certify that the same is a true and complete translation to the best of my knowledge, ability and belief.

Sworn to before me this
5th day of February, 1996

/S/ Patricia Molinares
 ..............................................
    Patricia Molinares, Notary Public

Patricia Molinares
Notary Public, State of New York
No. 41-4895758
Qualified in Queens County
Commission Expires May 26, 1997

Translation

                               Republic of France

                            INPI National Institute
                             of Industrial Property


                   MANUFACTURING, COMMERCIAL OR SERVICE MARKS


                        Mark Identification Certificate

                      Intellectual Property Code - Book VU


Art. L. 712-1 - Ownership of the mark is acquired by registration. The mark may be co-owned. Registration is effective as of the date of filing of the application for a period of ten years, and is perpetually renewable.

Art. R. 714-2 - The national Register of marks is maintained by the national Institute for industrial property.

Set forth for each mark are the following:

1. Identification of the applicant and filing references, as well as subsequent deeds affecting the existence or effect of the mark;

2. Deeds modifying ownership of the mark or enjoyment of the rights attached to it- in the case of claims of ownership, the appropriate summons-,

3. Changes of name, legal form or address, as well as corrections of material errors affecting the registrations.

No registration will be entered in the register unless the filing is published under the conditions set forth in article R. 712-8.

Art. R. 714-8 - Every registration entered in the national Register of marks is set forth in the official Bulletin for industrial property.

Any interested person may obtain from the Institute-

1. An identification certificate setting forth a copy of the mark, information relating to its filing and registration, and, if applicable, the limitations with respect to the list of products and services resulting from a withdrawal, renunciation or judicial decision;

2. A copy of the registrations in the national Register of marks;

3. A certificate stating that no registration exists.

The general Director of the national Institute of industrial property certifies that the mark as it appears on the next page has been registered and published in the official Bulletin for industrial property.

He further attests that in the national Register of marks:

The mark is not subject to any limitation on the list of products or services resulting from a withdrawal, renunciation or judicial decision.

The mark has been subject to a limitation on the list of products or services resulting from the withdrawal(s), renunciation(s) or judicial decision(s) set forth in the national Register of marks, a copy of which is attached to this certificate ( document(s)).

The mark has been subject to a decision revoking, totally or partially, the registration (attached to this certificate).

The mark has been subject to the renewal declaration(s), a copy of which is attached to this certificate.

The mark has not been subject to a renewal declaration.

Warning: The method used to copy the mark in this certificate does not permit accurate reproduction of all of its nuances.

                Signed in Paris on January 9, 1995
                For the general Director of
                the national Institute
                for industrial property
                        The Bureau Chief

        [Stamp --                                           [signature]
        National Institute
        for Industrial Property]
                                        M. Alex CYMLE
                                        Tel.: 42 94 54 55

National Institute of Industrial Property 26bis, rue de LIningrad - 75800 Paris Cedex 08 APPLICATION FOR REGISTRATION OF A MARK (law of December 31, 1964)

This form is to be in 5 exemplars in accordance with the instructions on the reverse side.

Spaces reserved to the I.N.P.I.
Registration N(degree)
1722368

Order N(degree) 178701

Space to be completed by the applicant or his representative

1-NAME AND ADDRESS OF THE PERSON TO WHOM CORRESPONDENCE SHOULD BE ADDRESSED

SOCIETE SCANMAD (SARL) village d'entreprise Route des Dolines SOPHIA ANTIPOLIS 06560 VALBONNE -FRANCE-

Is the person above the representative  yes     no

2- LIST OF ATTACHMENTS:

-Application for registration                                           .......
As many copies as there are claimed classes
   (if the design of the mark is in color)                              .......
-1 power of attorney (if the filing is made by a representative)        .......
-1 official copy of the foreign filing (if a priority is claimed)       .......
-10 copies of the regulation (if the mark is a collective mark)
-Approval date of the regulation:

3-DATE and SIGNATURE of the APPLICANT or of his REPRESENTATIVE
        December 12, 1989

/s/ P. Tiraboschi
    Manager

4- Design of the mark:



5- Indicate below in order:

a) the last name, first names and domicile of the applicant (see point 5 a on the reverse); if applicable set forth REPRESENTED BY: (set forth only the name of the representative); b) list of products or services; c) the number of the corresponding classes; d) if applicable, the additional information mentioned on the reverse side at points 5 3) to i).

Societe Scanmad (SARL) - Village d'enterprise
Route des Dolines
SOPHIA ANTIPOLIS
06560 VALBONNE (FRANCE)

DESIGNATED PRODUCTS OR SERVICES:
automated distributors and mechanisms for prepayment devices; automated currency exchange machines; coin processing; optical reader; coin change machines. Banks; currency exchange bureaus; finance; hotels; exploitation of campgrounds, highways.


CLASS OF PRODUCTS OR SERVICES:  9:36.42
DESIGN FILED IN COLOR.
COLORS CLAIMED:  red letters-
black thin line.
END OF DOCUMENT.

Spaces to be completed by I.N.P.I. or the clerk's office

FEES PAID TO I.N.P.I.:

-Fee for registration and publication                                      580F
-Fee for classes of products or services for _____ classes                  375

IF APPLICABLE:

-Fee for claimed priority                                              .........
-Late Fee  (renewal effected within six months after
expiration of the preceding registration)                               ........

TOTAL   955F

REPORT OF REGISTRATION

PLACE OF REGISTRATION:
NUMBER AND DATE OF REGISTRATION:
TIME OF REGISTRATION:  10:10 A.M.
INPI STAMP of CLERK'S STAMP     INPI    NICE
                              005982    December 29, 1989

(stamp of the National Institute for Industrial Property)

INSTITUT
NATIONAL DE
LA PROPRIETE
INDUSTRIELLE

MARQUES DE FABRIQUE,
DE COMMERCE
OU DE SERVICE

CERTIFICAT D'IDENTITTE DE MARQUE

Code de la propriete intellectuelle - Livre VII

Art. L. 712-1. - La propriete de la marque s'acquiert par l'enregistrement. La marque peut etre acquise en copropriete. L'enregistrement produit ses effets a compter de la date de depot de la demande pour une periode de dix ans indefiniment renouvelable.

Art. R. 714-2 - Le Registre national des marques est tenu par l'Institut national de la propriete industrielle.

Y figurent, pour chaque marque

1. L'identification du demandeur et les references du depot, ainsi que les actes ulterieurs en affectant l'existence ou la portee ;

2. Les actes modifiant la propriete de la marque ou la jouissance des droits qui
lui  sont  attaches  en  cas  de  revendication   de  propriete,   I'assignation
correspondante ;

3. Les changements de nom, de forme juridique ou d'adresse ainsi que les rectifications d'erreurs materielles affectant les inscriptions. Aucune inscription n'est portee au registre tant que le depot n'est pas publie dans les conditions prevues a l'article R. 712-8.

Art. R. 714-8 - Toute inscription portee au Registre national des marques fait l'objet d'une mention au Bulletin officiel de la propriete industrielle.

Toute personne interessee peut obtenir de l'Institut

1. Un certificat d'identite comprenant le modele de la marque, les indications relatives au depot et a l'enregistrement et, s'il y a lieu, les limitations a la liste des produits ou services resultant d'un retrait, d'une renonciation ou d'une decision judiciaire ; 2. Une reproduction des inscriptions portees au Registre national des marques 3. Un certificat constatant qu'il n'existe pas d'inscription.


Le Directeur general de l'Institut national de la propriete industrielle certifie que la marque telle que reproduite ci-contre a ete enregistree et publiee au Bulletin officiel de la propriete industrielle.

Il afteste par ailleurs qu'il resulte au Registre national des marques que:



X La marque n'a fait l'objet d'aucune limitation a la liste des produits ou services resultant d'un retrait, d'une renonciation ou d'une decision judiciaire ;


La marque a fait l'objet d'une limitation a la liste des produits ou services resultant du(des) retrait(s), de la (des) renonciation(s) ou decision(s) judiciaire(s) porte(s) au Registre national des marques et reproduit(s) en annexe au present certificat ( document(s))


La marque a fait l'objet d'une decision rapportant totalement ou partiellement l'enregistrement (annexee au present certificat) ;



La marque a fait l'objet de la (des) declaration(s) de renouvellemerit reproduite(s) en annexe au present certificat



La marque n'a fait l'objet d'aucune declaration de renouvellement



Avertissenient Le procede employe ne permet pas,pour l'etablissement do present certificat, une reproduction fidele do toutes les nuances del marque.


Fait a Paris, le 09 Jan, 1995

Pour le Directeur general do l'Institut
natinal de la propriete industrielle
Le Chef Del Bureau

M. Alex Cyrille
Tel: 42 94 54 55

Pour  tous  renseignements   concernant  ce  document,   votre  interlocuteur  a
l'institut:



Bureau des registres nationaux des brevets, des marques et des dessins et modeles

                                  EXHIBIT 10.5

INSTITUT NATIONAL de la PROPRIETE INDUSTRIELLE
26bis, rue de Leningrad - 75800 PARIS CEDEX 08

DEMANDE D'ENREGISTREMENT D'UNE MARQUE
(Loi du 31 decembre 1964)

Cet imprime est a dactylographier en 5 exemplaires conformement aux instructions donnees au verso

Cases reservees a I'I.N.P.I.

N(degree) D'ENRIGISTREMENT     1722368

N(degree) D'ORDRE

Cases a remplir par le demandeur ou son mandataire

1. NOM ET ADRESSE DE LA PERSONNE A QUI LA CORRESPONDANCE DOIT ETRE ADRESSEE

Societe Scanmad (SARL) - Village d'enterprise
Route des Dolines
SOPHIA ANTIPOLIS
06560 VALBONNE (FRANCE)

LA PERONNE CI DESSUS EST ELLE LE MANDATAIRE?    OUI     NON

2.  LISTE DES PIECES JOINTES

-Demande d'enregestrement       .........
-autant d'exemplaires supplementairs que de classes revendiquees (si le modele
  de la marque est en couleurs)    .......
-1 pouvoir (si le depot est effectue par un mandataire) .......
-1 copie officielle de depot etranger (si une priorite est revendiquee) ........
-10 exemplaires du reglement (s'il s'agit d'une marque collective       ........
-Date d'homologation du reglement:

3.  DATE et SIGNAUTRE du DEMANDEUR ou de son MANDATAIRE
23/12/89
/S/ P. Tiraboschi Gerant

Cases a remplir par I'I.N.P.I. ou par le Greefe
TAXES PERCUES AU PROFIT DE l'I.N.P.I.
-Taxe de depot et de publication        580F
-Taxe pour classes de produits ou de services soit pour _____classes 375F S'IL Y A LIEU:
-Taxe de revendication de priorite      ..........F
-Taxe supplementaire de retard  ..........F
(Renouvillement effectue dans les six mois del'expiration du depot precendent).
TOTAL   955F

PROCES-VERBAL DE DEPOT
LIEU de DEPOT
N(degree) et DATE de DEPOT:
HEURE de DEPOT: 10N00
VISA de LINPI ou TIMBRE et VISA du GREFFE: (stamP 005982)

5. Indiquer ci-dessous dans l'ordre: a) les nom, prenoms et domicile du demandeur (voir au verso point 5 a); s'il y a lieu la mention REPRESENTE (E)
PAR: (faire suivre uniquement du nom du mandataire); b) l'enumeration des produits ou services; c) le numero des classes correspondantes; d) le cas echeant, les informations complementaires mentionnees au verso aux points 5 d) a
i).

SOCIETE SCANMAD (SARL) - Village d'entreprise - route des Dolines - SOPHIA ANTIPOLIS - 06560 VALBONNE (FRANCE).


PRODUITS OU SERVICES DESIGNES: Distributeurs automatiques et mecanismes pour appareils a prepaiement; machines de change automatique de devises; traitement de la monnaie; lecteur optique; echangeurs de monnaie. Banques; bureaux de change; finances; hotellerie; Exploitation de ferreans de camping, highways.

CLASSE DE PRODUITS OU SERVICES; 9. 36.42

REPRESENTATION DEPOSEE EN COULEURS. COULEURS REVENDIQUEES; lettres rouges - filet noir. FIN DE DOCUMENT.

(seal)

Lee Trademark Services(R)

CERTIFICATE OF FACSIMILE TRANSMISSION

I hereby certify that this correspondence is being facsimile transmitted to Law Office 103 of the U.S. Patent and Trademark Office at Fax No. (703) 308-7185 on November 14, 1996

        /s/ Lori Potts                         181 South Riverside Avenue , #132
        ---------------                              Croton-on-Hudson, NY  10520
            Lori Potts                                Telephone:  (914) 271-2960
                                                                  (800) 373-2148

November 14, 1996




Assistant Commissioner of Trademarks
Box RESPONSES/NO FEE
2900 Crystal Drive
Arlington, VA  22202

Attn:  John A. Tang, Trademark Attorney, Law Office 103

        Re:  Mark:  SCANMAD and Design
             U.S. Serial No. 75/059.887

Dear Sir:

Enclosed for filing on behalf of SOCIETE SCANMAD (SARL) is an AMENDMENT and RESPONSE to Office Action No. 1, dated August 20, 1996, in connection with the above application.

Please direct all correspondence and/or inquiries regarding this filing to Applicant's attorney at the following address:

                Carina Levintoff, Esq.
                Bureau Francis Lefebvre - New York
                712 Fifth Avenue
                New York, NY  10019
                Telephone:  (212) 246-8045
Thank you.

                Very truly yours,

                /s/ Lori Potts
                ----------------------------------
                    Lori Potts
                    Trademark Paralegal-Consultant

Enclosure
cc:  Carina Levintoff, Esq.

                IN THE UNITED STATES PATENT AND TRADEMARK OFFICE

In re Application of:
SOCIETE SCANMAD (SARL)                                  Law Office: 103
Serial No. 75/059.687                                   Examining Attorney:
Filed:  2/20/96                                         John A. Tang
Mark:  SCANMAD and Design


Assistant Commissioner for Trademarks
2900 Crystal Drive
Arlington, VA  22202-3513

AMENDMENT AND RESPONSE

Dear Assistant Commissioner:

In response to the Office Action of August 20, 1996, Office Action No. 1, and in accordance with a telephone conversation with the Examining Attorney, Applicant hereby submits the following:

1)  Please amend the identification of goods as follows:

Automated currency exchange machines, optical readers, and coin change machines in International Class 9; and

Financial services, namely banking services, currency exchange bureaus, and currency exchange machine services in International Class 36.

Please delete International Class 42 from the application.

2) Please add the following statement to the application: "The mark shown in the drawing is lined for the color red."

In view of the foregoing Amendments, and a search of the Office records having failed to uncover any similar registered or pending marks which would bar registration under Section 2(d) of the Trademark Act, it is believed that this application is now in condition for prompt publication for opposition purposes and such favorable action is therefore requested.

                Respectfully submitted,

                /s/ Carina Levintoff
                -----------------------
                Carina Levintoff, Esq.
                Attorney for Applicant
                Bureau for Applicant
                Bureau Francis Lefebvre
                712 Fifth Avenue
                New York, NY  10019
                (212)  246-8045

Dated 11/11/96

I hereby certify that this correspondence is being facsimile transmitted to Law Office 103 of the US Patent and Trademark Office at Fax No. 703-308-7185 on November 14, 1996.

                /s/ Lori Potts
                --------------------
                    Lori Potts

                      UNITED STATES DEPARTMENT OF COMMERCE
                          Patent and Trademark Office

                PAPER NO.
SERIAL NO.                           APPLICANT

75/059687 SOCIETE SCANMAD (SARL)

MARK          ADDRESS:

        SCANMAD AND DESIGN                         Assistant Commissioner
ADDRESS                         ACTION NO.           for Trademarks
                                                      2900 Crystal Drive
Carina Levintoff                   01             Arlington, VA 22202-3513
Bureau Francis Lefahvre-New York

 Please provide in all correspondence:

1. Billing Date, serial number, mark and applicant's name.
2. Mailing Date of this Office action.
3. Examining Attorney's name and Law Office number.
4. Your telephone number and ZIP code.

A PROPER RESPONSE TO THIS OFFICE ACTION MUST BE RECEIVED WITHIN 6 MONTHS FROM THE DATE OF THIS ACTION IN ORDER TO AVOID ABANDONMENT. For your convenience and to ensure proper handling of your response, a label has been enclosed Please attach it to the upper right corner of your response. If the label is not enclosed, print or type the Trademark Law Office No., Serial No., and Mark in the upper Right corner of your response.

RE:     Serial Number: 75/059687

The assigned examining attorney has reviewed the referenced application and determined the following.

Search

The examining attorney has searched the Office records and has found no similar registered or pending mark which would bar registration under Trademark Act
Section 2(d), 15 U.S.C. Section 1052(d). TNEP section 1105.01.

Identification of Goods

The identification of goods is unacceptable as indefinite.

International Class 09

Automated currency exchange machines, optical readers and coin change machines are acceptable. However it is unclear what "automated distributors and mechanisms for prepayment devices; and coin processing" are. The applicant must submit samples of advertisement or promotional materials. If such materials are not available, the applicant must submit photographs of similar goods and must describe the nature, purpose and channels of trade of the goods with which the applicant has asserted a bona fide intent to use the mark. 37 C. F. R. SectionDS
2.35 AND 2.52(E) tmep SECTION 807.06(A).

If the applicant has any qustions or needs aistant in responding to this Office action please telephone the assigned eaminng attorney.


John A. Tang
-----------------------
John A. Tang, Attorney
Law Office 103

FILING RECEIPT FOR TRADEMARK APPLICATION                           Page 01 of 01

03/2996

Receipt on the DATE OF FILING of the application for registration and filing fees is acknowledged for the mark identified below. The DATE OF FILING is contingent upon the collection of any payment made by check or draft. Your application will be considered in the order in which it was received and you will be notified as to the examination thereof. Correspondence should be expected from the Patent and Trademark Office in approximately months. When inquiring about this application, include the SERIAL NUMBER, DATE OF FILING, OWNER NAME, and MARK. 06


        Carina Levintoff                TMPRE
        Bureau Francis Lefebvre         ATTORNEY
        772 Fifth Avenue                REFERENCE NUMBER
        New York, NY 10019



PLEASE REVIEW THE ACCURACY OF ME FILING RECEIPT DATA.

A request for correction to the notice of allowance should be submitted within 30 days to the following address: ASSISTANT COMMISSIONER FOR TRADEMARKS, 2900 CRYSTAL DRIVE, ARLINGTON, VIRGINIA 22202-3513. The correspondence should be marked to the attention of the Office of Trademark Program Control. The Patent and Trademark Office will review the request and make corrections when appropriate.

SERIAL NUMBER: 75/059687                              DATE OF FILING: 02/20/1996
MARK: SCANMAD
MARK TYPE(S): TRADEMARK SERVICE MARK
DRAWING TYPE: WORDS, LETTERS, OR NUMBERS AND DESIGN
SECTION 1(A): NO               SECTION 1(B): NO                 SECTION 44: YES

ATTORNEY: Carina Levintoff
OWNER NAME: SOCIETE SCANMAD (SARL)
OWNER ADDRESS:  Village d'enterprise, Route des Dolines
        Sophia Antipolis
        06560 Valbonne
        FRANCE
ENTITY: CORPORATION
CITIZENSHIP/DOMICILE: FRANCE

INTERNATIONAL CLASS        DATE OF FIRST USE      DATE OF FIRST USE IN COMMERCE

ONLY THOSE DATES OF USE AND CLASSES FILED UNDER SECTION 1(A) ARE LISTED

GOODS/SERVICES BY INTERNATIONAL CLASS

009-automated distributors and mechanisms for prepayment devices; automated currency exchange machines; coin processing; optical readers and coin change machines 036-financial services including banking services; currency exchange bureaus 042-exploitation of hotels, campgrounds and highways

ALL OF THE GOODS/SERVICES IN EACH CLASS ARE LISTED

INSTITUT NATIONAL de la PROPRIETE INDUSTRIELLE
26bis, rue de Leningrad - 75800 PARIS CEDEX 08

DEMANDE D'ENREGISTREMENT D'UNE MARQUE
(Loi du 31 decembre 1964)

Cet imprime est a dactylographier en 5 exemplaires conformement aux instructions donnees au verso

Cases reservees a I'I.N.P.I.

N(degree) D'ENRIGISTREMENT     1722368

N(degree) D'ORDRE

Cases a remplir par le demandeur ou son mandataire

1. NOM ET ADRESSE DE LA PERSONNE A QUI LA CORRESPONDANCE DOIT ETRE ADRESSEE

Societe Scanmad (SARL) - Village d'enterprise
Route des Dolines
SOPHIA ANTIPOLIS
06560 VALBONNE (FRANCE)

LA PERONNE CI DESSUS EST ELLE LE MANDATAIRE?    OUI     NON

2.  LISTE DES PIECES JOINTES

-Demande d'enregestrement       .........
-autant d'exemplaires supplementairs que de classes revendiquees (si le modele
  de la marque est en couleurs)    .......
-1 pouvoir (si le depot est effectue par un mandataire) .......
-1 copie officielle de depot etranger (si une priorite est revendiquee) ........
-10 exemplaires du reglement (s'il s'agit d'une marque collective       ........
-Date d'homologation du reglement:

3.  DATE et SIGNAUTRE du DEMANDEUR ou de son MANDATAIRE
23/12/89
/S/ P. Tiraboschi Gerant

Cases a remplir par I'I.N.P.I. ou par le Greefe
TAXES PERCUES AU PROFIT DE l'I.N.P.I.
-Taxe de depot et de publication        580F
-Taxe pour classes de produits ou de services soit pour _____classes 375F S'IL Y A LIEU:
-Taxe de revendication de priorite      ..........F
-Taxe supplementaire de retard  ..........F
(Renouvillement effectue dans les six mois del'expiration du depot precendent).
TOTAL   955F

PROCES-VERBAL DE DEPOT
LIEU de DEPOT
N(degree) et DATE de DEPOT:
HEURE de DEPOT: 10N00
VISA de LINPI ou TIMBRE et VISA du GREFFE: (stamP 005982)

5. Indiquer ci-dessous dans l'ordre: a) les nom, prenoms et domicile du demandeur (voir au verso point 5 a); s'il y a lieu la mention REPRESENTE (E)
PAR: (faire suivre uniquement du nom du mandataire); b) l'enumeration des produits ou services; c) le numero des classes correspondantes; d) le cas echeant, les informations complementaires mentionnees au verso aux points 5 d) a
i).

SOCIETE SCANMAD (SARL) - Village d'entreprise - route des Dolines - SOPHIA ANTIPOLIS - 06560 VALBONNE (FRANCE).


PRODUITS OU SERVICES DESIGNES: Distributeurs automatiques et mecanismes pour appareils a prepaiement; machines de change automatique de devises; traitement de la monnaie; lecteur optique; echangeurs de monnaie. Banques; bureaux de change; finances; hotellerie; Exploitation de ferreans de camping, highways.

CLASSE DE PRODUITS OU SERVICES; 9. 36.42

REPRESENTATION DEPOSEE EN COULEURS. COULEURS REVENDIQUEES; lettres rouges - filet noir. FIN DE DOCUMENT.

(seal)